KENNEDY WILSON

111 BUCKINGHAM PALACE ROAD
LONDON, UK

Q4 2019 | EARNINGS RELEASE AND SUPPLEMENTAL FINANCIAL INFORMATION

Kennedy-Wilson Holdings, Inc.
Supplemental Financial Information
Fourth Quarter and Full Year December 31, 2019

Certain terms used in this release are defined below under the caption "Common Definitions". Certain information included in this release constitutes non-GAAP financial measures. For a definition of the non-GAAP financial measures used in this release, see "Common Definitions" below, and for a reconciliation of those measures to their most comparable GAAP measure, see the tables set forth in the Company's supplemental financial information included in this release and also available at www.kennedywilson.com.

Contact: Daven Bhavsar, CFA
Vice President of Investor Relations
(310) 887-6400
dbhavsar@kennedywilson.com	151 S. El Camino Drive
www.kennedywilson.com	Beverly Hills, CA 90212

NEWS RELEASE

KENNEDY WILSON REPORTS 4Q AND FULL YEAR 2019 RESULTS
Company Posts Record Quarterly and Annual GAAP EPS, Adjusted EBITDA, and Adjusted Net Income

BEVERLY HILLS, Calif. (February 26, 2020) - Kennedy-Wilson Holdings, Inc. (NYSE: KW) today reported the following results for the fourth quarter and full year of 2019:

	4Q		Full Year
(Amounts in millions, except per share data)	2019	2018	2019	2018
GAAP Results
GAAP Net Income to Common Shareholders	$157.9	$30.7	$224.1	$150.0
Per Diluted Share	1.12	0.21	1.58	1.04

Non-GAAP Results
Adjusted EBITDA	$278.1	$177.7	$728.1	$712.7
Adjusted Net Income	209.7	88.8	442.5	397.0

"The fourth quarter capped off an exceptional year for Kennedy Wilson that produced a year of record results,” said William McMorrow, Chairman and CEO of Kennedy Wilson. “Throughout 2019 we made significant progress raising third-party capital which, combined with our own balance sheet, positions Kennedy Wilson with the highest level of purchasing power in our history and enables us to continue growing our property NOI and investment management fee revenue."

4Q & Full Year Highlights

•	Strong Same Property Performance with NOI up 4.9% in 4Q-19 and 4.1% for FY-19:

	4Q - 2019 vs 4Q - 2018			FY - 2019 vs FY - 2018
	Occupancy	Revenue	NOI	Occupancy	Revenue	NOI
Multifamily - Market Rate	0.3%	5.2%	6.3%	0.7%	5.2%	6.7%
Multifamily - Affordable	(0.1)%	4.4%	4.8%	(0.1)%	4.4%	5.2%
Commercial	(0.1)%	4.6%	4.4%	0.1%	3.6%	3.7%
Hotel	NA	(0.1)%	(1.0)%	NA	(4.4)%	(11.7)%
Weighted Average		4.3%	4.9%		3.5%	4.1%

•
$300 Million Preferred Equity Investment:  The Company received a $300 million strategic investment from Eldridge Industries ("Eldridge"). Under the terms of the investment, Eldridge purchased $300 million in convertible perpetual preferred stock carrying a 5.75% annual dividend rate, with an initial conversion price in Kennedy Wilson common stock of $25.00 per share. The preferred stock is callable by Kennedy Wilson on and after October 15, 2024.

•
39% Fee-Bearing Capital Growth: Fee-bearing capital grew by 39% to $3.0 billion in 2019, including a net increase of $0.5 billion in 4Q-19. During the year, the Company raised $1.2 billion in new fee-bearing capital offset by a decrease of $0.3 billion due to asset dispositions.

◦
Fund VI Raises Record $775 Million in Equity Allowing for up to $2.2 Billion in Asset Purchases: Completed the fund raise for Fund VI, a value-add fund focused on properties in the Western U.S, which had an initial target of $750 million. The fund is 55% larger than its predecessor fund, which closed in 2016. Kennedy Wilson is an 11% investor in Fund VI. As of 4Q-19, Fund VI has completed $1.1 billion in asset purchases.

◦
Security Benefit Platform Targeting $1.5 Billion in Asset Purchases: Along with Eldridge’s equity investment, the previously announced joint venture platform between Eldridge affiliate Security Benefit and Kennedy Wilson increased its investment target from $500 million to $1.5 billion. As of December 31, 2019, the platform has acquired $386 million in assets with a strong pipeline of future opportunities. Kennedy Wilson expects to continue investing alongside Security Benefit and its affiliates with a 20% interest in the investments of the joint venture and is entitled to earn customary fees, including promote fees, in its role as asset manager.

•	In-Place Estimated Annual NOI grows to $421 Million; Targeting an Additional $105 Million From Development and Leasing by 2023:

◦	Estimated Annual NOI from the stabilized portfolio increased by 3% to $421 million from $407 million on December 31, 2018.

◦	Added $7 million to Estimated Annual NOI in 4Q-19 by stabilizing a 216-unit multifamily property in the Pacific Northwest and a 98,000 square foot office building in the UK.

◦	Targeting an additional $34 million of Estimated Annual NOI to be in place by YE-2021, and a further $71 million by YE-2023 from development and leasing.

•
Increase in Gains from Sale of Real Estate: The Company's share of total gains from the sale of real estate (including its share of sales from unconsolidated investments) in 4Q-19 was $182 million, an increase of $94 million from 4Q-18. For the year, the Company had $371 million in gains from the sale of real estate, an increase of $45 million from 2018.

Investment Activity

•	$3.3 Billion in 2019 Investment Transactions: Completed acquisitions totaling $1.9 billion ($625 million at KW share) and dispositions totaling $1.4 billion ($740 million at KW share).

•	Cash Generated from Asset Sales: Generated $322 million of cash from asset sales in 4Q-19 and $536 million in FY-2019.

•
Capital Recycling: In 4Q-19, the Company invested $226 million of cash with 79% allocated to new investments, 19% into capex, and 2% into its share repurchase program. For the year, the Company invested $503 million of cash with 58% into new investments, 38% into capex, and 4% into its share repurchase program.

•	4Q-19 Acquisitions: The Company, together with its equity partners, completed $946 million ($423 million at KW share) of acquisitions in 4Q-19, including the following key transactions:

◦
1,457-unit Western U.S. multifamily portfolio: Acquired a five property Western U.S. market-rate multifamily portfolio off-market for $342 million. The assets are located in Washington, Oregon, Colorado, Nevada and New Mexico. Kennedy Wilson has an average ownership of 38% in the portfolio[1], which has an initial cap rate of 5%.

◦
UK Office Campus: Acquired The Heights, a 350,000-square-foot institutional quality office campus with five buildings across 25 acres in the Greater London sub-market of Weybridge, off-market for $190 million (including closing costs), reflecting an initial cap rate of 6.8%. Kennedy Wilson’s ownership interest in The Heights is 51%.

Northern California Office Campus: Acquired Hamilton Landing, an institutional quality, wholly-owned office campus totaling 406,000 square feet with seven buildings across 20 acres in Marin County, California for $115 million with an initial cap rate of 6.8%.

•
4Q-19 Dispositions generated gains on sale of $182 million: The Company, together with its equity partners, completed $511 million of dispositions in 4Q-19 ($404 million at KW Share), including the following key transactions:

◦	European Hotel Sales: Sold two wholly-owned hotels, the Fairmont St. Andrews in the UK and the Portmarnock Hotel in Dublin, Ireland, for $119 million.

◦	UK Office Sale: Sold Leavesden Park, a wholly-owned 198,000 square foot business park in the UK, for $113 million.

◦	Spanish and UK Retail Sales: Sold ten wholly-owned Spanish and four wholly-owned UK retail properties for $95 million.

◦
Dublin Multifamily Sale to Irish multifamily JV: Agreed to sell a 50% interest in two wholly-owned multifamily assets in Dublin, Ireland to our Irish multifamily joint-venture. The first phase of the sale, representing a 20% interest, closed in 4Q-19 while the remaining 30% closed in January 2020.

◦	U.S. Fund Investments: The Company’s US commingled funds sold $119 million of real estate investments, in which the Company’s share was 12%.

Balance Sheet

•
$1.1 billion in Cash and Lines of Credit: As of 4Q-19, Kennedy Wilson had cash and cash equivalents of $574 million(2) and $500 million of availability on its revolving credit facility, which was fully undrawn as of 4Q-19.

•
$150 million Term Loan and Line of Credit Payoff: The Company fully repaid the remaining balance on its term loan and revolving credit facility in 4Q-19. The term loan was originated in October 2017 in conjunction with the acquisition of KWE and had an initial balance of $200 million.

•
Share Repurchase Program(3): In 2019, the Company repurchased and retired 1.0 million shares for $21 million at a weighted-average price of $20.99 per share. As of December 31, 2019, the Company had $64 million remaining available under its $250 million share repurchase plan. In 2019, the Company returned $142 million to shareholders in the form of dividends and share repurchases, equating to approximately $1.00 per share. Subsequent to year end, the Company repurchased and retired 0.7 million shares for $16 million at a weighted-average price of $22.10 per share.

•
5% Dividend Increase: As previously reported, the Company announced a 5% increase in the common dividend per share to $0.22 per quarter, or $0.88 on an annualized basis. This is the ninth consecutive annual dividend increase since 2012, over which time the annual dividend has increased from $0.16 to its current level of $0.88.

•	Dividend Tax Treatment: For U.S. federal income tax purposes, Kennedy Wilson's 2019 dividend was classified 89% as return of capital and 11% as dividend income.

Subsequent Events
Subsequent to year-end, the Company sold one wholly-owned 294-unit multifamily property and five wholly-owned commercial properties totaling 0.3 million square feet in the UK and completed the partial sale of two multifamily properties totaling 468 units in Dublin for approximately $239 million. Additionally, the Company along with its equity partners acquired a loan investment in the Western U.S. and a fund investment in the UK at an aggregate sales price of $107 million.
The Company along with its equity partners are under contract to purchase one fund investment in the Western U.S. for $110 million. We anticipate financing the acquisition with a combination of debt financing, balance sheet cash and partner equity. The amount of our equity investment in the acquisition has not yet been determined, but we currently expect our equity investment in the acquisition to be $5 million. There can be no assurance that we will complete the potential acquisition under contract.
In addition, we and our equity partners are under separate contracts to dispose of one residential project and one minority-owned 437-unit multifamily property in the Western U.S., one loan investment in Ireland and eight wholly-owned retail properties in the UK at an aggregate sales price of approximately $382 million.  We currently expect to receive a total of approximately $82 million in proceeds from these transactions.  There can be no assurance that we will complete the potential dispositions under contract.

Footnotes
(1) 1,457 Western U.S. multifamily portfolio was acquired as follows:

•	One wholly-owned 360-unit multifamily property located in Las Vegas, NV.

•	Three multifamily properties totaling 703 units in Eugene, OR, Albuquerque, NM, and Tacoma, WA, acquired with an equity partner and in which Kennedy Wilson has a 20% ownership interest in.

•	One 394-unit multifamily property located in Aurora, CO acquired through Fund VI, which Kennedy Wilson has a 11% ownership interest in.

(2) Includes $55 million of restricted cash, which is included in cash and cash equivalents.
(3) Future purchases under the program may be made in the open market, in privately negotiated transactions, through the net settlement of the Company's restricted stock grants or otherwise, with the amount and timing of the repurchases dependent on market conditions and subject to the Company's discretion.
Conference Call and Webcast Details
Kennedy Wilson will hold a live conference call and webcast to discuss results at 7:00 a.m. PT/ 10:00 a.m. ET on Thursday, February 27. The direct dial-in number for the conference call is (800) 353-6461 for U.S. callers and (334) 323-0501 for international callers.
A replay of the call will be available for one week beginning one hour after the live call and can be accessed by (888) 203-1112 for U.S. callers and (719) 457-0820 for international callers. The passcode for the replay is 1287598.
The webcast will be available at: https://services.choruscall.com/links/kw2002270vi6Bjen.html. A replay of the webcast will be available one hour after the original webcast on the Company’s investor relations web site for three months.
About Kennedy Wilson
Kennedy Wilson (NYSE:KW) is a leading global real estate investment company.  We own, operate, and invest in real estate both on our own and through our investment management platform.  We focus on multifamily and office properties located in the Western U.S., UK, and Ireland. For further information on Kennedy Wilson, please visit www.kennedywilson.com.

Kennedy-Wilson Holdings, Inc.
Consolidated Balance Sheets
(Unaudited)
(Dollars in millions)

	December 31,
	2019	2018
Assets
Cash and cash equivalents	$573.9	$488.0
Accounts receivable	52.1	56.6
Real estate and acquired in place lease values, net of accumulated depreciation and amortization	5,080.2	5,702.5
Unconsolidated investments (including $1,107.4 and $662.2 at fair value)	1,334.6	859.9
Other assets	263.7	274.8
Total assets	$7,304.5	$7,381.8

Liabilities
Accounts payable	$20.4	$24.1
Accrued expenses and other liabilities	518.0	513.7
Mortgage debt	2,641.0	2,950.3
KW unsecured debt	1,131.7	1,202.0
KWE unsecured bonds	1,274.2	1,260.5
Total liabilities	5,585.3	5,950.6
Equity
Cumulative perpetual preferred stock	—	—
Common stock	—	—
Additional paid-in capital	2,049.7	1,744.6
Retained earnings (accumulated deficit)	46.2	(56.4)
Accumulated other comprehensive loss	(417.2)	(441.5)
Total Kennedy-Wilson Holdings, Inc. shareholders’ equity	1,678.7	1,246.7
Noncontrolling interests	40.5	184.5
Total equity	1,719.2	1,431.2
Total liabilities and equity	$7,304.5	$7,381.8

Kennedy-Wilson Holdings, Inc.
Consolidated Statements of Income
(Unaudited)
(Dollars in millions, except per share data)

	For the Three Months Ended		For the Year Ended
	December 31,		December 31,
	2019	2018	2019	2018
Revenue
Rental	$111.3	$122.0	$447.4	$514.6
Hotel	17.6	38.1	80.5	155.7
Sale of real estate	—	8.1	1.1	56.8
Investment management, property services, and research fees	13.4	10.5	40.7	45.3
Total revenue	142.3	178.7	569.7	772.4
Expenses
Rental	39.6	41.3	152.9	160.8
Hotel	12.5	30.7	60.1	121.5
Cost of real estate sold	—	6.9	1.2	52.5
Commission and marketing	0.9	1.3	3.8	5.9
Compensation and related (includes $6.3, $9.2, $30.2, and $37.1 of share-based compensation)	43.9	46.0	151.8	168.8
General and administrative	12.2	14.2	42.4	50.8
Depreciation and amortization	45.9	47.4	187.6	206.1
Total expenses	155.0	187.8	599.8	766.4
Income from unconsolidated investments, net of depreciation and amortization	48.1	17.8	179.7	78.7
Gain on sale of real estate, net	182.0	67.6	434.4	371.8
Gain on sale of business	—	40.4	—	40.4
Acquisition-related expenses	(0.9)	(1.1)	(6.8)	(1.7)
Interest expense	(52.3)	(56.9)	(215.1)	(238.2)
Other income (loss)	1.0	(1.5)	0.4	13.1
Income before provision for income taxes	165.2	57.2	362.5	270.1
Provision for income taxes	(6.3)	(24.3)	(41.4)	(58.0)
Net income	158.9	32.9	321.1	212.1
Net income attributable to the noncontrolling interests	1.6	(2.2)	(94.4)	(62.1)
Preferred dividends and accretion of preferred stock issuance costs	(2.6)	—	(2.6)	—
Net income attributable to Kennedy-Wilson Holdings, Inc. common shareholders	$157.9	$30.7	$224.1	$150.0
Basic earnings per share(1)
Income per basic	$1.13	$0.21	$1.60	$1.04
Weighted average shares outstanding for basic	139,911,485	141,253,645	139,729,573	142,895,472
Diluted earnings per share(1)
Income per diluted	$1.12	$0.21	$1.58	$1.04
Weighted average shares outstanding for diluted	141,152,846	143,098,291	141,501,323	144,753,421
Dividends declared per common share	$0.22	$0.21	$0.85	$0.78
(1)  Includes impact of the Company allocating income and dividends per basic and diluted share to participating securities.

Kennedy-Wilson Holdings, Inc.
Adjusted EBITDA
(Unaudited)
(Dollars in millions)
The table below reconciles Adjusted EBITDA to net income attributable to Kennedy-Wilson Holdings, Inc. common shareholders, using Kennedy Wilson’s Pro-Rata share amounts for each adjustment item.

	Three Months Ended		Year Ended
	December 31,		December 31,
	2019	2018	2019	2018
Net income attributable to Kennedy-Wilson Holdings, Inc. common shareholders	$157.9	$30.7	$224.1	$150.0
Non-GAAP adjustments:
Add back (Kennedy Wilson's Share)(1):
Interest expense	59.5	63.3	241.6	256.4
Depreciation and amortization	45.5	48.9	188.2	209.9
Provision for income taxes	6.3	25.6	41.4	59.3
Preferred dividends	2.6	—	2.6	—
Share-based compensation	6.3	9.2	30.2	37.1
Adjusted EBITDA	$278.1	$177.7	$728.1	$712.7
(1) See Appendix for reconciliation of Kennedy Wilson's Share amounts.

The table below provides a detailed reconciliation of Adjusted EBITDA to net income.

	Three Months Ended		Year Ended
	December 31,		December 31,
	2019	2018	2019	2018
Net income	$158.9	$32.9	$321.1	$212.1
Non-GAAP adjustments:
Add back:
Interest expense	52.3	56.9	215.1	238.2
Kennedy Wilson's share of interest expense included in unconsolidated investments	8.5	7.7	32.1	26.0
Depreciation and amortization	45.9	47.4	187.6	206.1
Kennedy Wilson's share of depreciation and amortization included in unconsolidated investments	1.8	3.2	8.2	13.2
Provision for income taxes	6.3	24.3	41.4	58.0
Share-based compensation	6.3	9.2	30.2	37.1
EBITDA attributable to noncontrolling interests(1)	(1.9)	(3.9)	(107.6)	(78.0)
Adjusted EBITDA	$278.1	$177.7	$728.1	$712.7
(1) EBITDA attributable to noncontrolling interests includes $2.2 million and $1.7 million of depreciation and amortization, $1.3 million and $1.3 million of interest, and $0.0 million and $1.3 million of taxes, for the three months ended December 31, 2019 and 2018, respectively. EBITDA attributable to noncontrolling interests includes $7.6 million and $9.4 million of depreciation and amortization, $5.6 million and $7.8 million of interest, and $0.0 million and $1.3 million of taxes, for the year ended December 31, 2019 and 2018, respectively.

Kennedy-Wilson Holdings, Inc.
Adjusted Net Income
(Unaudited)
(Dollars in millions, except share data)
The table below reconciles Adjusted Net Income to net income attributable to Kennedy-Wilson Holdings, Inc. common shareholders, using Kennedy Wilson’s Pro-Rata share amounts for each adjustment item.

	Three Months Ended		Year Ended
	December 31,		December 31,
	2019	2018	2019	2018
Net income attributable to Kennedy-Wilson Holdings, Inc. common shareholders	$157.9	$30.7	$224.1	$150.0
Non-GAAP adjustments:
Add back (Kennedy Wilson's Share)(1):
Depreciation and amortization	45.5	48.9	188.2	209.9
Share-based compensation	6.3	9.2	30.2	37.1
Adjusted Net Income	$209.7	$88.8	$442.5	$397.0

Weighted average shares outstanding for diluted	141,152,846	143,098,291	141,501,323	144,753,421

(1) See Appendix for reconciliation of Kennedy Wilson's Share amounts.

The table below provides a detailed reconciliation of Adjusted Net Income to net income.

	Three Months Ended		Year Ended
	December 31,		December 31,
	2019	2018	2019	2018
Net income	$158.9	$32.9	$321.1	$212.1
Non-GAAP adjustments:
Add back:
Depreciation and amortization	45.9	47.4	187.6	206.1
Kennedy Wilson's share of depreciation and amortization included in unconsolidated investments	1.8	3.2	8.2	13.2
Share-based compensation	6.3	9.2	30.2	37.1
Preferred dividends and accretion of preferred stock issuance costs	(2.6)	—	(2.6)	—
Net income attributable to the noncontrolling interests, before depreciation and amortization(1)	(0.6)	(3.9)	(102.0)	(71.5)
Adjusted Net Income	$209.7	$88.8	$442.5	$397.0

Weighted average shares outstanding for diluted	141,152,846	143,098,291	141,501,323	144,753,421

(1) Includes $2.2 million and $1.7 million of depreciation and amortization for the three months ended December 31, 2019 and 2018, respectively, and $7.6 million and $9.4 million for the year ended December 31, 2019 and 2018, respectively.

Forward-Looking Statements
Statements made by us in this report and in other reports and statements released by us that are not historical facts constitute "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are necessarily estimates reflecting the judgment of our senior management based on our current estimates, expectations, forecasts and projections and include comments that express our current opinions about trends and factors that may impact future operating results. Disclosures that use words such as "believe," "anticipate," "estimate," "intend," "may," "could," "plan," "expect," "project" or the negative of these, as well as similar expressions, are intended to identify forward-looking statements. These statements are not guarantees of future performance, rely on a number of assumptions concerning future events, many of which are outside of our control, and involve known and unknown risks and uncertainties that could cause our actual results, performance or achievement, or industry results, to differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements. These risks and uncertainties may include the factors and the risks and uncertainties described elsewhere in this report and other filings with the Securities and Exchange Commission (the "SEC"), including the Item 1A. "Risk Factors" section of our Annual Report on Form 10-K for the year ended December 31, 2018, as amended by our subsequent filings with the SEC. Any such forward-looking statements, whether made in this report or elsewhere, should be considered in the context of the various disclosures made by us about our businesses including, without limitation, the risk factors discussed in our filings with the SEC. Except as required under the federal securities laws and the rules and regulations of the SEC, we do not have any intention or obligation to update publicly any forward-looking statements, whether as a result of new information, future events, changes in assumptions, or otherwise.
Common Definitions
·     “KWH,” "KW," “Kennedy Wilson,” the "Company," "we," "our," or "us" refers to Kennedy-Wilson Holdings, Inc. and its wholly-owned subsidiaries.
·    “Adjusted EBITDA” represents net income before interest expense, our share of interest expense included in income from investments in unconsolidated investments, depreciation and amortization, our share of depreciation and amortization included in income from unconsolidated investments, loss on early extinguishment of corporate debt and income taxes, share-based compensation expense for the Company and EBITDA attributable to noncontrolling interests.
Please also see the reconciliation to GAAP in the Company’s supplemental financial information included in this release and also available at www.kennedywilson.com.  Our management uses Adjusted EBITDA to analyze our business because it adjusts net income for items we believe do not accurately reflect the nature of our business going forward or that relate to non-cash compensation expense or noncontrolling interests. Such items may vary for different companies for reasons unrelated to overall operating performance. Additionally, we believe Adjusted EBITDA is useful to investors to assist them in getting a more accurate picture of our results from operations. However, Adjusted EBITDA is not a recognized measurement under GAAP and when analyzing our operating performance, readers should use Adjusted EBITDA in addition to, and not as an alternative for, net income as determined in accordance with GAAP. Because not all companies use identical calculations, our presentation of Adjusted EBITDA may not be comparable to similarly titled measures of other companies. Furthermore, Adjusted EBITDA is not intended to be a measure of free cash flow for our management’s discretionary use, as it does not remove all non-cash items (such as acquisition-related gains) or consider certain cash requirements such as tax and debt service payments. The amount shown for Adjusted EBITDA also differs from the amount calculated under similarly titled definitions in our debt instruments, which are further adjusted to reflect certain other cash and non-cash charges and are used to determine compliance with financial covenants and our ability to engage in certain activities, such as incurring additional debt and making certain restricted payments.
·    “Adjusted Fees’’ refers to Kennedy Wilson’s gross investment management, property services and research fees adjusted to include Kennedy Wilson's share of fees eliminated in consolidation, Kennedy Wilson’s share of fees in unconsolidated service businesses and performance fees included in unconsolidated investments.  Effective January 1, 2018, we adopted new GAAP guidance on revenue recognition and implemented a change in accounting principle related to performance allocations, which resulted in us now accounting for performance allocations (commonly referred to as “performance fees” or “carried interest”) as a component of income from unconsolidated investments. Our management uses Adjusted fees to analyze our investment management and real estate services business because the measure removes required eliminations under GAAP for properties in which the Company provides services but also has an ownership interest. These eliminations understate the economic value of the investment management, property services and research fees and makes the Company comparable to other real estate companies that provide investment management and real estate services but do not have an ownership interest in the properties they manage. Our management believes that adjusting GAAP fees to reflect these amounts eliminated in consolidation presents a more holistic measure of the scope of our investment management and real estate services business.
·   “Adjusted Net Income” represents net income before depreciation and amortization, our share of depreciation and amortization included in income from unconsolidated investments, share-based compensation and net income attributable to noncontrolling interests, before depreciation and amortization.  Please also see the reconciliation to GAAP in the Company’s supplemental financial information included in this release and also available at www.kennedywilson.com.
·   “Cap rate” represents the net operating income of an investment for the year preceding its acquisition or disposition, as applicable, divided by the purchase or sale price, as applicable.  Cap rates set forth in this presentation only includes data from income-producing properties. We calculate cap rates based on information that is supplied to us during the acquisition diligence process. This information is not audited or reviewed by independent accountants and may be presented in a manner that is different from similar information included in our financial statements prepared in accordance with GAAP. In addition, cap rates represent historical performance and are not a guarantee of future NOI. Properties for which a cap rate is provided may not continue to perform at that cap rate.
·     "Consolidated investment account" refers to the sum of Kennedy Wilson’s equity in: cash held by consolidated investments, consolidated real estate and acquired in-place leases gross of accumulated depreciation and amortization, net hedge asset or liability, unconsolidated investments, consolidated loans, and net other assets.
·     "Equity partners" refers to non-wholly-owned subsidiaries that we consolidate in our financial statements under U.S. GAAP and third-party equity providers.
·    "Estimated Annual NOI" is a property-level non-GAAP measure representing the estimated annual net operating income from each property as of the date shown, inclusive of rent abatements (if applicable).  The calculation excludes depreciation and amortization expense, and does not capture the changes in the value of our properties that result from use or market conditions, nor the level of capital expenditures, tenant improvements, and leasing commissions necessary to maintain the operating performance of our properties. Any of the enumerated items above could have a material effect on the performance of our properties. Also, where specifically noted, for properties purchased in 2019, the NOI represents estimated Year 1 NOI from our original underwriting.  Estimated year 1 NOI for properties purchased in 2019 may not be indicative of the actual results for those properties. Estimated annual NOI is not an indicator of the actual annual net operating income that the Company will or expects to realize in any period.  Please also see the definition of "Net operating income" below.  The Company does not provide a reconciliation for estimated annual NOI to its most directly comparable forward-looking GAAP financial measure, because it is unable to provide a meaningful or accurate estimation of each of the component reconciling items, and the information is not available without unreasonable effort. This is due to the inherent difficulty of forecasting the timing and/or amount of various items that would impact estimated annual NOI, including, for example, gains on sales of depreciable real estate and other items that have not yet occurred and are out of the Company’s control. For the same reasons, the Company is unable to meaningfully address the probable significance of the unavailable information and believes that providing a reconciliation for estimated annual NOI would imply a degree of precision as to its forward-looking net operating income that would be confusing or misleading to investors.
·     "Estimated Forward Yield on Cost” represents the Company’s estimate of future net operating income, assuming it has completed its planned value-add asset management initiatives, divided by the sum of the purchase price and additional capital expenditure costs that are expected to be incurred in accordance with the Company’s original underwriting at the time of acquisition.  This information is not audited or reviewed by independent accountants and may be presented in a manner that is different from similar information included in our financial statements prepared in accordance with GAAP.  Estimated Forward Return on Cost is based on management’s current expectations and are based on assumptions that may prove to be inaccurate and involve known and unknown risks. For example, Estimated Forward Return on Cost is based in part on data made available to us during the course of our due diligence process in connection with asset acquisitions and assumes the timely and on-budget completion of our value-add initiatives, the timely leasing of all additional capacity and the absence of customer defaults or early lease terminations.  Accordingly, the actual return on cost of an investment made by the Company may differ materially and adversely from the Estimated Forward Return on Cost figures set forth in this release, and we caution you not to place undue reliance on such figures.   This information is not provided for development assets with no current income-producing component.
·     "Fee-Bearing Capital" represents total third-party committed or invested capital that we manage in our joint-ventures and commingled funds that entitle us to earn fees, including without limitation, asset management fees, construction management fees, acquisition and disposition fees and/or promoted interest, if applicable.
·     "Gross Asset Value” refers to the gross carrying value of assets, before debt, depreciation and amortization, and net of noncontrolling interests.

·
"Internal Rate of Return" (“IRR”) is based on cumulative contributions and distributions to Kennedy Wilson on each investment that has been sold and is the leveraged internal rate of return on equity invested in the investment. The IRR measures the return to Kennedy Wilson on each investment, expressed as a compound rate of interest over the entire investment period. This return does take into account carried interest, if applicable, but excludes management fees, organizational fees, or other similar expenses.

·     "Investment account” refers to the consolidated investment account presented after noncontrolling interest on invested assets gross of accumulated depreciation and amortization.

·
"Investment Management and Real Estate Services Assets under Management" ("IMRES AUM") generally refers to the properties and other assets with respect to which we provide (or participate in) oversight, investment management services and other advice, and which generally consist of real estate properties or loans, and investments in joint ventures. Our IMRES AUM is principally intended to reflect the extent of our presence in the real estate market, not the basis for determining our management fees. Our IMRES AUM consists of the total estimated fair value of the real estate properties and other real estate related assets either owned by third parties, wholly-owned by us or held by joint ventures and other entities in which our sponsored funds or investment vehicles and client accounts have invested. Committed (but unfunded) capital from investors in our sponsored funds is not included in our IMRES AUM. The estimated value of development properties is included at estimated completion cost.

·     "Net operating income" or " NOI” is a non-GAAP measure representing the income produced by a property calculated by deducting certain property expenses from property revenues. Our management uses net operating income to assess and compare the performance of our properties and to estimate their fair value. Net operating income does not include the effects of depreciation or amortization or gains or losses from the sale of properties because the effects of those items do not necessarily represent the actual change in the value of our properties resulting from our value-add initiatives or changing market conditions. Our management believes that net operating income reflects the core revenues and costs of operating our properties and is better suited to evaluate trends in occupancy and lease rates. Please also see the reconciliation to GAAP in the Company’s supplemental financial information included in this release and also available at www.kennedywilson.com.
·     "Noncontrolling interests" represents the portion of equity ownership in a consolidated subsidiary not attributable to Kennedy Wilson.
·     "Pro-Rata" represents Kennedy Wilson's share calculated by using our proportionate economic ownership of each asset in our portfolio. Please also refer to the pro-rata financial data in our supplemental financial information.
·     "Property NOI" or "Property-level NOI" is a non-GAAP measure calculated by deducting the Company's Pro-Rata share of rental and hotel property expenses from the Company's Pro-Rata rental and hotel revenues. Please also see the reconciliation to GAAP in the Company’s supplemental financial information included in this release and also available at www.kennedywilson.com.
·     "Return on Equity" is a ratio calculated by dividing the net cash distributions of an investment to Kennedy Wilson, after the cost of leverage, if applicable, by the total cash contributions by Kennedy Wilson over the lifetime of the investment.
·     “Same property” refers to properties in which Kennedy Wilson has an ownership interest during the entire span of both periods being compared.  The same property information presented throughout this report is shown on a cash basis and excludes non-recurring expenses. This analysis excludes properties that are either under development or undergoing lease up as part of our asset management strategy.

Note about Non-GAAP and certain other financial information included in this presentation
In addition to the results reported in accordance with U.S. generally accepted accounting principles ("GAAP") included within this presentation, Kennedy Wilson has provided certain information, which includes non-GAAP financial measures (including Adjusted EBITDA, Adjusted Net Income, Net Operating Income, and Adjusted Fees, as defined above). Such information is reconciled to its closest GAAP measure in accordance with the rules of the SEC, and such reconciliations are included within this presentation. These measures may contain cash and non-cash acquisition-related gains and expenses and gains and losses from the sale of real-estate related investments.  Consolidated non-GAAP measures discussed throughout this report contain income or losses attributable to non-controlling interests. Management believes that these non-GAAP financial measures are useful to both management and Kennedy Wilson's shareholders in their analysis of the business and operating performance of the Company. Management also uses this information for operational planning and decision-making purposes. Non-GAAP financial measures are not and should not be considered a substitute for any GAAP measures. Additionally, non-GAAP financial measures as presented by Kennedy Wilson may not be comparable to similarly titled measures reported by other companies. Annualized figures used throughout this release and supplemental financial information, and our estimated annual net operating income metrics, are not an indicator of the actual net operating income that the Company will or expects to realize in any period.

KW-IR

Supplemental Financial Information

Kennedy-Wilson Holdings, Inc.
Capitalization Summary
(Unaudited)
(Dollars in millions, except per share data)

	December 31, 2019	December 31, 2018

Market Data
Common stock price per share	$22.30	$18.17
Common stock and convertible preferred stock
Common stock shares outstanding	142,283,109	143,205,394
Shares of common stock underlying convertible perpetual preferred stock(1)	12,000,000	—
Total Common stock outstanding and underlying convertible preferred stock	154,283,109	143,205,394

Equity Market Capitalization	$3,440.5	$2,602.0

Kennedy Wilson's Share of Debt
Kennedy Wilson's share of property debt(2)	3,621.5	3,445.0
Senior notes payable	1,150.0	1,150.0
Kennedy Wilson Europe bonds	1,280.7	1,267.5
Credit Facility	—	75.0
Total Kennedy Wilson's share of debt	6,052.2	5,937.5
Total Capitalization	$9,492.7	$8,539.5
Less: Kennedy Wilson's share of cash	(617.3)	(496.4)
Total Enterprise Value	$8,875.4	$8,043.1
(1) Assumes conversion of $300 million convertible perpetual preferred investment based on current conversion price of $25.00 per share. The preferred stock is callable by Kennedy Wilson on and after October 15, 2024.
(2) Includes Kennedy Wilson's share of debt at Vintage Housing Holdings of $118 million and $60 million as of December 31, 2019 and 2018, respectively, based on contractual ownership.

Kennedy-Wilson Holdings, Inc.
Components of Value Summary
As of December 31, 2019
(Unaudited, Dollars in millions)
Below are key valuation metrics provided to assist in the calculation of a sum-of-the-parts valuation of the Company as of December 31, 2019. Please note that excluded below is the potential value of the Company's future promoted interest as well as the value of the Company's team and brand. A sum of the parts can be calculated by adding together KW’s share of the value of its investments (#1-#6), the value of KW’s services business (#7-#8) and subtracting KW’s net debt (#9-#10).

				Kennedy Wilson's Share
Investments		Description	Occupancy	Est. Annual NOI(1)(2)	Common Valuation Approach	Page #
Income-producing Assets
1	Multifamily(3)	25,339 units	94.4%	$194.4	Cap rate	22
2	Commercial	19.1 million square feet	93.3%	211.6	Cap rate	23
3	Hotels	2 hotels / 337 hotel rooms	N/A	14.9	Cap rate	24
	Total			$420.9

Unstabilized, Development, and Non-income Producing Assets				KW Gross Asset Value
4	Unstabilized(5)	550 multifamily units 2.0 million commercial sq.ft.	48.5%	$550.2	Multiple of gross asset value	25
5	Development(5)(6)	3,816 multifamily units 0.9 million commercial sq. ft. One five-star resort	N/A	487.5	Multiple of gross asset value	26
6	Loans, residential, and other(5)	22 investments, 12 unresolved loans	N/A	349.3	Multiple of gross asset value	24
	Total			$1,387.0

Investment Management and Real Estate Services			Annual Adj. Fees	Annual Adj. EBITDA
7	Investment management	Management and promote fees	$78.6	$59.3	Adj. EBITDA or Adj. Fees Multiple	30
8	Property services	Fees and commissions	16.5	1.3	Adj. EBITDA or Adj. Fees Multiple	30
	Total		$95.1	$60.6

Net Debt				Total
9	KW Share of Debt(4)	Secured and Unsecured Debt		$6,275.1	Face Value
10	KW Share of Cash	Cash		(617.3)	Book Value
	Total Net Debt			$5,657.8		28
(1) Please see “common definitions” for a definition of estimated annual NOI and a description of its limitations. The Company does not provide a reconciliation for estimated annual NOI to its most directly comparable forward looking GAAP financial measure, because it is unable to provide a meaningful or accurate estimation of each of the component reconciling items, and the information is not available without unreasonable effort. This is due to the inherent difficulty of forecasting the timing and/or amount of various items that would impact estimated annual NOI, including, for example, gains on sales of depreciable real estate and other items that have not yet occurred and are out of the Company’s control. For the same reasons, the Company is unable to meaningfully address the probable significance of the unavailable information and believes that providing a reconciliation for estimated annual NOI would imply a degree of precision as to its forward-looking net operating income that would be confusing or misleading to investors.
(2) Based on weighted-average ownership figures held by KW.

(3) Includes 7,369 affordable units the Company owns through its Vintage Housing Holdings platform. Kennedy Wilson's equity investment in Vintage Housing Holdings has a fair value of $142.8 million as of December 31, 2019.
(4) Includes Kennedy Wilson's share of debt at Vintage Housing Holdings of $340.5 million, based on economic ownership.
(5) See additional detail related to Unstabilized, Development, and Non-income Producing Assets, as of December 31, 2019. KW Share of Debt below is included in the Net Debt amounts within the Components of Value Summary above.

	KW Gross Asset Value	KW Share of Debt	Investment Account
Unstabilized - Multifamily and Commercial	$550.2	$173.5	$376.7
Development - Multifamily, Commercial, and Hotel	487.5	86.8	400.7
Loans, residential, and other	349.3	14.1	335.2
Unstabilized, Development, and Non-income Producing Assets	$1,387.0	$274.4	$1,112.6
(6) Includes $53.7 million of gross asset value related to development that the Company owns through its investment in Vintage Housing Holdings as of December 31, 2019.

Kennedy-Wilson Holdings, Inc.
Incoming-Producing Properties
As of December 31, 2019
(Unaudited, Dollars in millions)
The following information reflects Kennedy Wilson's Pro-Rata share of Estimated Annual NOI (from income-producing properties) by geography and property type, as of December 31, 2019, of which 75% is derived from wholly-owned assets.

	Pacific Northwest	Southern California	Northern California	Mountain States	Hawaii	U.K.	Ireland	Italy	Spain	Total
Multifamily - Market Rate	$51.4	$24.8	$25.5	$38.2	$—	$5.0	$26.2	$—	$—	$171.1
Multifamily - Affordable	15.8	2.9	2.3	2.3	—	—	—	—	—	23.3
Commercial - Office	17.6	12.3	8.9	1.8	—	50.4	38.0	9.0	—	138.0
Commercial - Retail	0.7	2.9	—	6.6	—	31.6	10.4	—	7.6	59.8
Commercial - Industrial	—	—	—	—	—	13.8	—	—	—	13.8
Hotels	—	—	—	—	0.1	—	14.8	—	—	14.9
Total Estimated Annual NOI	$85.5	$42.9	$36.7	$48.9	$0.1	$100.8	$89.4	$9.0	$7.6	$420.9

Kennedy-Wilson Holdings, Inc.
All-Property Investment Summary by Ownership
As of December 31, 2019
(Unaudited)
(Dollars and Square Feet in millions)
The following summarizes Kennedy Wilson's income-producing multifamily and commercial portfolio by ownership category. Excluded below are unstabilized, development, loans, and residential and other investments.

Total Portfolio
	December 31, 2019						December 31, 2018
KW Ownership Category	Multifamily Units	Commercial Rentable Sq. Ft.	Hotel Rooms	KW Share of Est. Annual NOI(1)	Ownership(2)	Estimated Annual NOI Change	Multifamily Units	Commercial Rentable Sq. Ft.	Hotel Rooms	KW Share of Est. Annual NOI(1)	Ownership(2)
~100% Owned	10,178	9.0	265	$314.9	99.4%	(2.0)%	10,404	9.5	607	$321.4	99.4%
~50% owned	11,022	1.3	—	84.1	47.5%	21.7%	10,256	1.0	170	69.1	44.7%
Minority-owned	4,139	8.8	72	21.9	12.7%	36.9%	3,520	5.5	72	16.0	13.1%
Total	25,339	19.1	337	$420.9	62.8%	3.5%	24,180	16.0	849	$406.5	72.6%

(1)
Please see “common definitions” for a definition of estimated annual NOI and a description of its limitations. The Company does not provide a reconciliation for estimated annual NOI to its most directly comparable forward-looking GAAP financial measure, because it is unable to provide a meaningful or accurate estimation of reconciling items and the information is not available without unreasonable effort. This is due to the inherent difficulty of forecasting the timing and/or amount of various items that would impact estimated annual NOI, including, for example, gains on sales of depreciable real estate and other items that have not yet occurred and are out of the Company’s control. For the same reasons, the Company is unable to address the probable significance of the unavailable information and believes that providing a reconciliation for estimated annual NOI would imply a degree of precision as to its forward-looking net operating income that would be confusing or misleading to investors.

(2)	Weighted average ownership figures based on the Company’s share of NOI and are presented on a pre-promote basis.

Kennedy-Wilson Holdings, Inc.
Multifamily Investment Summary
As of December 31, 2019
(Unaudited)
(Dollars in millions, except average rents per unit)

Multifamily	# of Assets	Consolidated # of Units	Unconsolidated # of Units	Total Units	Occupancy	Average Monthly Rents Per Market Rate Unit(2)(3)	KW's Share Estimated Annual NOI(1)
Pacific Northwest	43	3,290	6,831	10,121	93.8%	$1,613	$67.2
Southern California	10	1,211	1,993	3,204	93.9	2,027	27.7
Northern California	7	1,728	676	2,404	93.8	1,967	27.8
Mountain States	25	3,655	3,581	7,236	94.5	1,215	40.5
Total Western US	85	9,884	13,081	22,965	94.0%	1,588	163.2
Ireland(4)	9	—	2,080	2,080	97.8	2,381	26.2
United Kingdom(4)	1	294	—	294	98.0	2,182	5.0
Total Europe	10	294	2,080	2,374	97.8%	$2,341	$31.2

Total Stabilized(5)	95	10,178	15,161	25,339	94.4%	$1,675	$194.4

Unstabilized/Development	17	790	3,576	4,366	See pages 25 and 26 for more information
Total Multifamily	112	10,968	18,737	29,705
(1) Please see “common definitions” for a definition of estimated annual NOI and a description of its limitations. The Company does not provide a reconciliation for estimated annual NOI to its most directly comparable forward-looking GAAP financial measure, because it is unable to provide a meaningful or accurate estimation of each of the component reconciling items, and the information is not available without unreasonable effort. This is due to the inherent difficulty of forecasting the timing and/or amount of various items that would impact estimated annual NOI, including, for example, gains on sales of depreciable real estate and other items that have not yet occurred and are out of the Company’s control. For the same reasons, the Company is unable to meaningfully address the probable significance of the unavailable information and believes that providing a reconciliation for estimated annual NOI would imply a degree of precision as to its forward-looking net operating income that would be confusing or misleading to investors. Amounts are based on weighted-average ownership figures held by KW.
(2) Average Monthly Rents Per Unit is defined as the total potential monthly rental revenue (actual rent for occupied units plus market rent for vacant units) divided by the number of units, and are weighted-averages based on the Company's ownership percentage in the underlying properties.
(3) Average Monthly Rents Per Market Rate Unit for the market rate portfolio based on Kennedy Wilson's share of units. Average Monthly Rents Per Unit for the affordable portfolio are $871, $791, $882, and $732 for Pacific Northwest, Southern California, Northern California, and Mountain States, respectively.
(4) Estimated foreign exchange rates are €0.89 = $1 USD and £0.75 = $1 USD, related to NOI.
(5) Includes 7,369 affordable units the Company owns through its Vintage platform, which the Company has a 37% economic ownership interest in.

Kennedy-Wilson Holdings, Inc.
Commercial Investment Summary
As of December 31, 2019
(Unaudited)
(Dollars and Square Feet in millions, except average rent per sq ft)

Commercial	# of Assets	Consolidated Rentable Sq. Ft.	Unconsolidated Rentable Sq. Ft.	Total Rentable Sq. Ft.	Occupancy	Average Annual Rent per sq ft(2)	KW Share Estimated Annual NOI(1)
Pacific Northwest	9	0.6	2.0	2.6	95.9%	$22.7	$18.3
Southern California(3)	9	0.4	2.1	2.5	90.5	45.9	15.2
Northern California	3	0.4	0.7	1.1	84.7	34.3	8.9
Mountain States	9	0.7	2.0	2.7	87.8	11.0	8.4
Total Western US	30	2.1	6.8	8.9	90.6%	25.4	50.8
United Kingdom(4)	101	5.9	1.6	7.5	95.0	18.6	95.8
Ireland(4)(5)	14	1.2	0.4	1.6	97.0	38.2	48.4
Spain(4)	5	0.4	—	0.4	97.1	21.6	7.6
Italy(4)	7	0.7	—	0.7	100.0	14.9	9.0
Total Europe	127	8.2	2.0	10.2	95.7%	21.6	160.8

Total Stabilized	157	10.3	8.8	19.1	93.3%	$21.8	$211.6

Unstabilized/Development	25	1.8	1.1	2.9	See pages 25 to 26 for more information
Total Commercial	182	12.1	9.9	22.0
(1) Please see “common definitions” for a definition of estimated annual NOI and a description of its limitations. The Company does not provide a reconciliation for estimated annual NOI to its most directly comparable forward-looking GAAP financial measure, because it is unable to provide a meaningful or accurate estimation of each of the component reconciling items, and the information is not available without unreasonable effort. This is due to the inherent difficulty of forecasting the timing and/or amount of various items that would impact estimated annual NOI, including, for example, gains on sales of depreciable real estate and other items that have not yet occurred and are out of the Company’s control. For the same reasons, the Company is unable to meaningfully address the probable significance of the unavailable information and believes that providing a reconciliation for estimated annual NOI would imply a degree of precision as to its forward-looking net operating income that would be confusing or misleading to investors. Amounts are based on weighted-average ownership figures held by KW.
(2) Average Annual Rent per Sq. Ft. represents contractual rents as in-place as of December 31, 2019 and are weighted-averages based on the Company's ownership percentage in the underlying properties.
(3) The information presented in this row for Southern California commercial assets includes our corporate headquarters wholly-owned by KW comprising 58,000 sq. ft., $35.0 million of debt, 100% occupancy, $3.0 million in Estimated Annual NOI and KW Gross Asset Value of $67.3 million as of December 31, 2019.
(4) Estimated foreign exchange rates are €0.89 = $1 USD and £0.75 = $1 USD, related to NOI.
(5) The information presented in this row for Ireland commercial assets includes our Irish headquarters wholly-owned by KW comprising 16,000 sq. ft., 100% occupancy, $1.1 million in Estimated Annual NOI and KW Gross Asset Value of $29.0 million as of December 31, 2019

Kennedy-Wilson Holdings, Inc.
Hotel, Residential, Loans and Other Investment Summary
As of December 31, 2019
(Unaudited)
(Dollars in millions, except ADR)

Hotel	# of Assets	Hotel Rooms	Average Daily Rate(2)	Kennedy Wilson's Share of Estimated Annual NOI(1)
Hawaii	1	72	149.0	$0.1
Total Western US	1	72	149.0	0.1
Ireland(3)	1	265	345.4	14.8
Total Europe	1	265	$345.4	$14.8

Total Hotel	2	337	$339.7	$14.9

Development	1	150	See page 24 for more information
Total Hotel	3	487
(1) Please see “common definitions” for a definition of estimated annual NOI and a description of its limitations. The Company does not provide a reconciliation for estimated annual NOI to its most directly comparable forward-looking GAAP financial measure, because it is unable to provide a meaningful or accurate estimation of each of the component reconciling items, and the information is not available without unreasonable effort. This is due to the inherent difficulty of forecasting the timing and/or amount of various items that would impact estimated annual NOI, including, for example, gains on sales of depreciable real estate and other items that have not yet occurred and are out of the Company’s control. For the same reasons, the Company is unable to meaningfully address the probable significance of the unavailable information and believes that providing a reconciliation for estimated annual NOI would imply a degree of precision as to its forward-looking net operating income that would be confusing or misleading to investors. Amounts are based on weighted-average ownership figures held by KW.
(2) Average Daily Rate data is based on the most recent 12 months.
(3) Estimated foreign exchange rates are €0.89 = $1 USD and £0.75 = $1 USD, related to NOI.

Residential, Loans and Other	# of Investments	Residential Units/Lots	Total Acres	# of Unresolved Loans	KW Gross Asset Value
Southern California	5	26	752	1	$75.1
Northern California	1	—	—	1	1.1
Pacific Northwest	1	—	—	1	2.4
Hawaii	4	236	3,242	—	202.4
Total Western US	11	262	3,994	3	281.0
Ireland(1)	1	—	—	5	26.8
Total Residential and Loans	12	262	3,994	8	$307.8

Other Investments	10	—	—	4	41.5

Total Residential, Loans and Other	22	262	3,994	12	$349.3
(1) Estimated foreign exchange rates are €0.89 = $1 USD and £0.75 = $1 USD, related to Gross Asset Value.

Kennedy-Wilson Holdings, Inc.
Unstabilized Projects
As of December 31, 2019
(Unaudited)
(Dollars in millions)
Unstabilized Assets
This section includes the Company's unstabilized assets that are undergoing lease-up. There is no certainty that these assets will reach stabilization in the time periods shown. In addition, the cost to complete unstabilized assets is subject to many uncertainties that are beyond our control, and the actual costs may be significantly higher than the estimates shown below. All dollar amounts are Kennedy Wilson's share.

Property	Location	Type	KW Ownership %	# of Assets	Commercial Sq. Ft.	MF Units	KW Share Est Stabilized NOI	KW Est. Costs to Complete(2)	KW Gross Asset Value
2020
Bozeman	Mountain States	Retail	97%	1	108,000	—	$1.2	$1.5	$17.1
Capital Dock	Ireland	Mixed-Use	50%	1	27,000	190	4.4	4.0	89.3
Maidenhead	United Kingdom(1)	Office	100%	1	65,000	—	2.6	0.2	36.4
Malibu Sands	Southern California	Retail	50%	1	16,000	—	0.6	0.6	11.5
Old School	United Kingdom(1)	Office	100%	1	21,000	—	0.5	0.6	7.6
Portlethen Retail Park	United Kingdom(1)	Retail	100%	1	108,000	—	1.8	2.5	22.6
Stockley Park	United Kingdom(1)	Office	100%	1	46,000	—	2.6	8.6	29.8
	2020 Subtotal			7	391,000	190	$13.7	$18.0	$214.3
2022
The Oaks	Southern California	Office	100%	1	357,000	—	$6.5	$16.5	$122.3
Various	United Kingdom(1)	Office	100%	2	281,000	—	8.3	14.6	140.7
	2022 Subtotal			3	638,000	—	$14.8	$31.1	$263.0

	Total Unstabilized			10	1,029,000	190	$28.5	$49.1	$477.3
Note: The table above excludes fund assets totaling 0.7 million commercial sq. ft., and KW Gross Asset Value of $29.2 million.
Note: The table above excludes one office asset, one retail asset and one industrial asset expected to sell by YE-2020, totaling 0.3 million commercial sq. ft., and KW Gross Asset Value of $26.5 million.
(1) Estimated foreign exchange rates are €0.89 = $1 USD and £0.75 = $1 USD, related to NOI.

(2)
Figures shown in this column are an estimate of KW's remaining costs to develop to completion or to complete the entitlement process, as applicable, as of December 31, 2019. Total remaining costs may be financed with third-party cash contributions, proceeds from projected sales, and/or debt financing. These figures are budgeted costs and are subject to change. There is no guarantee that the Company will be able to secure the project-level debt financing that is assumed in the figures above.  If the Company is unable to secure such financing, the amount of capital that the Company will have to invest to complete the projects above may significantly increase.

Kennedy-Wilson Holdings, Inc.
Development Projects - Income Producing
As of December 31, 2019
(Unaudited)
(Dollars in millions)
Development Projects - Income Producing
This section includes the market rate development or redevelopment projects that the Company is undergoing or considering, and excludes Vintage Housing Holdings and residential investments. The scope of these projects may change. There is no certainty that the Company will develop or redevelop any or all of these potential projects. In addition, the cost to complete development projects is subject to many uncertainties that are beyond our control, and the actual costs may be significantly higher than the estimates shown below. All dollar amounts are Kennedy Wilson's share.

					If Completed							Current
Property	Location	Type	Status	KW Ownership %	Est. Completion Date(1)	Est. Stabilization Date	Commercial Sq. Ft.	MF Units / Hotel Rooms	KW Share Est. Stabilized NOI	KW Est. Total Cost(5)	Est. Yield on Cost	KW Costs Incurred(4)(5)	KW Est. Costs to Complete(2)
2020-2021
Santa Rosa	Nor. California	Multifamily	Under Construction	91%	2020	2021	—	120	2	35	6%	14	21
Rosewood	Mountain States	Multifamily	Under Construction	100%	2020	2021	—	66	1	13	7%	5	8
Clancy Quay - Phase 3	Ireland(3)	Multifamily	Under Construction	50%	2020	2021	6,000	266	3	53	6%	42	11
River Pointe	Mountain States	Multifamily	Under Construction	100%	2021	2021	—	95	1	19	6%	2	17
Hanover Quay	Ireland(3)	Office	Under Construction	60%	2021	2021	69,000	—	3	37	7%	17	20
Kildare	Ireland(3)	Office	Under Construction	100%	2021	2021	64,000	—	4	58	7%	17	41
	2020-2021 Subtotal						139,000	547	$14	$215	6%	$97	$118
2022-2023
400/430 California	Nor. California	Office	Under Construction	10%	2020	2022	247,000	—	$1	$23	6%	$18	$5
The Clara	Mountain States	Multifamily	Under Construction	80%	2021	2022	—	277	3	47	6%	10	37
Puerta del Sol	Spain(3)	Retail	In Planning	100%	2022	2022	37,000	—	3	64	5%	60	4
Leisureplex	Ireland(3)	Mixed-Use	Planning Received	100%	2022	2023	19,000	232	7	132	5%	20	112
Grange	Ireland(3)	Multifamily	Planning Received	50%	2022	2023	7,000	287	3	75	5%	13	62
Coopers Cross	Ireland(3)	Multifamily	Under Construction	50%	2022	2023	—	472	6	126	5%	41	85
Kona Village Resort	Hawaii	Hotel	Under Construction	50%	2022	2023	—	150	19-22	324	6-7%	60	264
Coopers Cross	Ireland(3)	Office	Under Construction	50%	2023	2023	390,000	—	12	155	8%	41	114
	2022-2023 Subtotal						700,000	1,418	$ 54-57	$946	6-7%	$263	$683

	Total						839,000	1,965	$ 68-71	$1,161	6-7%	$360	$801
Note: The table above excludes one fund multifamily project for 333 units, with a KW Gross Asset Value of $3.0 million.
(1) The actual completion date for projects is subject to several factors, many of which are not within our control. Accordingly, the projects identified may not be completed when expected, or at all.

(2)
Figures shown in this column are an estimate of KW's remaining costs to develop to completion or to complete the entitlement process, as applicable, as of December 31, 2019. Total remaining costs may be financed with third-party cash contributions, proceeds from projected sales, and/or debt financing. Kennedy Wilson expects to fund $400 million of its share of remaining costs to complete with cash. These figures are budgeted costs and are subject to change. There is no guarantee that the Company will be able to secure the project-level debt financing that is assumed in the figures above.  If the Company is unable to secure such financing, the amount of capital that the Company will have to invest to complete the projects above may significantly increase. KW cost to complete differs from KW share total capitalization as the latter includes costs that have already been incurred to date while the former relates to future estimated costs.

(3) Estimated foreign exchange rates are €0.89 = $1 USD and £0.75 = $1 USD, related to NOI.
(4) Excludes $40 million of costs incurred on two assets totaling 0.1 million commercial sq. ft. where scope of projects are still being explored.
(5) Includes land costs.

Kennedy-Wilson Holdings, Inc.
Vintage Housing Holdings - Unstabilized and Development Projects
As of December 31, 2019
(Unaudited)
(Dollars in millions)
Unstabilized and Development Projects - Affordable
This section includes the Company's unstabilized assets that are undergoing lease-up and development projects or redevelopment projects that the Company is undergoing or considering through its Vintage platform, which the Company has a 37% ownership interest in. The Company expects to have no cash equity basis in these projects at completion due to the use of property level debt and proceeds from the sale of tax credits. The scope of these projects may change. There is no certainty the unstabilized assets will reach stabilization or the Company will develop or redevelop any or all of these potential projects. All dollar amounts are Kennedy Wilson's share.

			If Completed					Current
Property	Location	Status	Est. Completion Date(1)	Est. Stabilization Date	MF Units	Est. Cash to KW(2)	KW Share Est. Stabilized NOI	KW Cash Basis
2020-2021
Steamboat	Mountain States	Unstabilized	2020	2020	360	$0.9	$0.8	—
Seatac	Pacific Northwest	Under Construction	2020	2020	170	1.2	0.7	—
Sky Mountain	Mountain States	Under Construction	2020	2020	288	0.9	0.7	—
Sanctuary	Mountain States	Under Construction	2020	2021	208	0.4	0.4
The Farm	Pacific Northwest	In Design	2020	2021	354	7.0	2.1	4.1
The View	Pacific Northwest	In Design	2021	2021	408	0.5	1.1	—
Beacon Hill	Pacific Northwest	In Design	2021	2021	240	5.7	0.9	5.6
	Total Unstabilized and Development - Affordable				2,028	$16.6	$6.7	$9.7
(1) The actual completion date for projects is subject to several factors, many of which are not within our control. Accordingly, the projects identified may not be completed when expected, or at all. Kennedy Wilson expects to have no cash equity basis in these projects at completion.
(2) Represents the total cash Kennedy Wilson currently expects to receive from paid developer fees and proceeds from the sale of tax credits. Payment of the developer fee is contingent on the Company’s ability to meet certain criteria as outlined in each project’s Limited Partnership Agreement and may vary based on a number of factors.

Kennedy-Wilson Holdings, Inc.
Debt and Liquidity Schedule
As of December 31, 2019
(Unaudited)
(Dollars in millions)

	Consolidated				Unconsolidated
Maturity	Consolidated Secured(1)	Kennedy Wilson Europe Unsecured Bonds(2)	KW Unsecured Debt		Unconsolidated Secured	KW Share(3)
2020	$116.2	$—	—		$194.1	$145.3
2021	167.3	—	—		251.4	180.0
2022	298.0	663.2	—		405.9	1,112.2
2023	384.1	—	—		423.6	468.2
2024	201.3	—	1,150.0	(4)	513.5	1,553.5
2025	496.2	617.5	—		426.5	1,278.0
2026	353.5	—	—		274.7	415.8
2027	247.1	—	—		149.9	316.9
2028	327.4	—	—		198.7	437.1
2029	31.4	—	—		323.6	76.2
Thereafter	28.8	—	—		786.9	69.0
Total	$2,651.3	$1,280.7	$1,150.0		$3,948.8	$6,052.2

Cash	(246.0)	(92.8)	(235.1)		(229.8)	(617.3)

Net Debt	$2,405.3	$1,187.9	$914.9		$3,719.0	$5,434.9
(1) Excludes $14.3 million of unamortized loan fees and unamortized net premium of $4.0 million, as of December 31, 2019.
(2) Excludes $3.4 million of unamortized loan fees and unamortized net discount of $3.1 million, as of December 31, 2019.
(3) Includes Kennedy Wilson's share of debt at Vintage Housing Holdings based on contractual ownership.
(4) Represents principal balance of senior notes.

	Weighted Average
Debt Type	Annual Interest Rate	Years to Maturity
Consolidated Secured	3.4%	5.4
Kennedy Wilson Europe Unsecured Bonds	3.5%	4.1
KW Unsecured Debt	5.9%	4.3
Unconsolidated Secured	3.0%	5.4
Total (KW Share)	3.8%	4.9

Kennedy-Wilson Holdings, Inc.
Debt and Liquidity Schedule (continued)
As of December 31, 2019
(Unaudited)
(Dollars in millions)
Kennedy Wilson has exposure to fixed and floating rate debt through its corporate debt along with debt encumbering its consolidated properties and its joint venture investments. The table below details Kennedy Wilson's share of consolidated and unconsolidated debt by interest rate type.

	KW Share of Debt(1)
(Dollars in millions)	Fixed Rate Debt	Floating with Interest Rate Caps	Floating without Interest Rate Caps	Total KW Share of Debt
Secured Investment Level Debt	$2,483.7	$757.1	$380.7	$3,621.5
Kennedy Wilson Europe Unsecured Bonds	1,280.7	—	—	1,280.7
KW Unsecured Debt	1,150.0	—	—	1,150.0
Total	$4,914.4	$757.1	$380.7	$6,052.2
% of Total Debt	81%	13%	6%	100%
(1) Includes Kennedy Wilson's share of debt at Vintage Housing Holdings of $118 million, based on contractual ownership.

	KW Share of Secured Investment Debt(1)
(Dollars in millions)	Multifamily	Commercial	Hotels	Residential, Loans and Other	Total	% of KW Share
Pacific Northwest	$656.3	$119.1	$—	$—	$775.4	21%
Southern California	277.0	218.9	—	0.4	496.3	14%
Northern California	309.0	71.7	—	—	380.7	11%
Mountain States	409.9	89.8	1.5	—	501.2	14%
Hawaii	—	—	—	13.8	13.8	—%
Total Western US	$1,652.2	$499.5	$1.5	$14.2	$2,167.4	60%

United Kingdom	$—	$512.6	$—	$—	$512.6	14%
Ireland	421.5	398.9	80.8	—	901.2	25%
Spain	—	40.3	—	—	40.3	1%
Italy	—	—	—	—	—	—%
Total Europe	$421.5	$951.8	$80.8	$—	$1,454.1	40%

Total	$2,073.7	$1,451.3	$82.3	$14.2	$3,621.5	100%
% of Total Debt	58%	40%	2%	—%	100%
(1) Includes Kennedy Wilson's share of debt at Vintage Housing Holdings of $118 million, based on contractual ownership.

Kennedy-Wilson Holdings, Inc.
Investment Management and Real Estate Services Platform
(Unaudited, Dollars in millions)
Kennedy Wilson's investment management and real estate services platform offers a comprehensive line of real estate services for the full lifecycle of real estate ownership. Kennedy Wilson has approximately $18 billion in IMRES AUM(1) and 49 million square feet under management as of December 31, 2019.

Adjusted Fees - Detail
	4Q		Full Year
Fee Description	2019	2018	2019	2018
Investment Management - Base	$7.4	$3.8	$20.1	$14.1
Investment Management - Performance	11.2	2.7	52.0	36.6
Investment Management - Acquisition / Disposition	2.3	0.5	6.5	3.6
Property Services	3.8	4.2	16.5	16.9
Research	—	2.9	—	15.1
Total Adjusted Fees(2)	$24.7	$14.1	$95.1	$86.3
(1) As defined in "Common Definitions" section of the earnings release.
(2) Please see the appendix for a reconciliation of Adjusted Fees to its closest GAAP measure.

Kennedy-Wilson Holdings, Inc.
Multifamily Same Property Analysis
(Unaudited)
(Dollars in millions)

Same Property Analysis By Region - Kennedy Wilson's Pro-Rata Share
The Same Property analysis below reflects Kennedy Wilson's ownership in each underlying property and is shown to provide greater clarity of the impact of the Same Property(1)(2) changes to Kennedy Wilson.

Three Months Ended December 31,	Same Property Units	Average % Leased			Total Revenues			Net Operating Income
2019 vs. 2018	2019	2019	2018	% Change	2019	2018	% Change	2019	2018	% Change

Market Rate Portfolio
Region:
Pacific Northwest	4,627	93.9%	93.7%	0.2%	$19.5	$18.6	4.5%	$12.7	$12.0	6.2%
Southern California	2,500	94.6	94.9	(0.4)	9.9	9.3	7.0	6.3	5.8	8.7
Northern California	1,728	92.9	93.1	(0.2)	10.1	9.8	2.5	6.4	6.3	1.7
Mountain States	4,105	94.4	94.0	0.4	11.1	10.3	7.4	7.3	6.8	8.6
Western US	12,960	94.0%	93.9%	0.1%	$50.6	$48.0	5.2%	$32.7	$30.9	6.3%
Ireland	1,793	98.3	96.1	2.3	6.9	6.6	5.0	5.6	5.3	6.6
Total	14,753	94.4%	94.1%	0.3%	$57.5	$54.6	5.2%	$38.3	$36.2	6.3%

Affordable Portfolio
Region:
Pacific Northwest	4,315	96.5%	96.3%	0.2%	$5.0	$4.8	4.3%	$3.4	$3.2	5.0%
Southern California	468	94.3	95.0	(0.7)	0.6	0.6	8.5	0.5	0.4	8.2
Northern California	487	97.5	96.3	1.3	0.6	0.6	6.6	0.4	0.4	6.8
Mountain States	714	94.6	96.9	(2.4)	0.7	0.7	0.1	0.4	0.5	(1.6)
Western U.S.	5,984	96.2%	96.3%	(0.1)%	$6.9	$6.7	4.4%	$4.7	$4.5	4.8%
Note: Percentage changes are based on whole numbers while revenues and net operating income are shown in millions.
(1) As defined in "Common definitions" section of the earnings release.
(2) Please see the appendix for a reconciliation of same property revenues and NOI to its closest GAAP measure.

Kennedy-Wilson Holdings, Inc.
Multifamily Same Property Analysis (continued)
(Unaudited)
(Dollars in millions)

Year Ended December 31,	Same Property Units	Average % Leased			Total Revenues			Net Operating Income
2019 vs. 2018	2019	2019	2018	% Change	2019	2018	% Change	2019	2018	% Change

Market Rate Portfolio
Region:
Pacific Northwest	4,627	94.1%	93.3%	0.9%	$76.8	$73.3	4.7%	$50.4	$47.1	7.0%
Southern California	2,500	95.0	94.7	0.3	38.8	36.4	6.7	24.9	23.0	8.3
Northern California	1,728	93.0	92.3	0.7	39.9	38.4	3.7	25.5	24.7	3.4
Mountain States	3,232	94.0	94.0	0.1	32.2	30.2	6.4	21.4	19.7	8.3
Western US	12,087	94.0%	93.5%	0.6%	$187.7	$178.3	5.2%	$122.2	$114.5	6.7%
Ireland	1,300	97.7	95.9	1.9	20.9	19.8	5.3	17.2	16.2	6.3
Total	13,387	94.4%	93.7%	0.7%	$208.6	$198.1	5.2%	$139.4	$130.7	6.7%

Affordable Portfolio
Region:
Pacific Northwest	4,315	96.5%	96.4%	0.1%	$19.6	$18.7	4.5%	$13.4	$12.8	5.0%
Southern California	264	98.7	98.3	0.4	1.3	1.3	5.7	1.0	0.9	9.4
Northern California	487	95.2	97.2	(2.0)	2.3	2.2	4.2	1.5	1.4	9.7
Mountain States	714	96.0	96.4	(0.5)	2.8	2.7	3.3	1.8	1.8	3.2
Western U.S.	5,780	96.5%	96.6%	(0.1)%	$26.0	$24.9	4.4%	$17.7	$16.9	5.2%
Note: Percentage changes are based on whole numbers while revenues and net operating income are shown in millions.
(1) As defined in "Common definitions" section of the earnings release.
(2) Please see the appendix for a reconciliation of same property revenues and NOI to its closest GAAP measure.

Kennedy-Wilson Holdings, Inc.
Commercial Same Property Analysis
(Unaudited)
(Dollars and Square Feet in millions)

Same Property Analysis By Region - Kennedy Wilson's Pro-Rata Share
The Same Property analysis below reflects Kennedy Wilson's ownership in each underlying property and is shown to provide greater clarity of the impact of the Same Property(1)(2) changes to Kennedy Wilson.

Three Months Ended December 31,	Same Property Square Feet	Average % Occupancy			Total Revenues			Net Operating Income
2019 vs. 2018	2019	2019	2018	% Change	2019	2018	% Change	2019	2018	% Change

Region:
Pacific Northwest(3)	0.9	98.0%	99.1%	(1.1)%	$4.3	$3.8	14.9%	$3.7	$3.0	21.2%
Southern California(4)	0.8	94.2	94.1	0.2	3.8	3.6	5.3	2.6	2.5	5.5
Northern California	0.4	81.1	81.1	—	0.2	0.2	2.7	0.2	0.2	0.9
Mountain States	1.6	92.5	92.7	(0.2)	1.8	1.8	1.9	1.6	1.6	1.4
Western US	3.7	94.7%	95.2%	(0.5)%	10.1	9.4	8.5%	8.1	7.3	11.1%
United Kingdom(5)	6.4	96.8	97.3	(0.8)	20.5	20.7	(1.0)	18.4	18.8	(2.2)
Ireland(6)	1.5	97.5	98.4	0.2	10.8	9.8	9.9	10.3	9.3	11.0
Spain	0.4	97.0	87.4	1.8	2.0	1.6	28.0	1.6	1.3	24.2
Italy	0.7	100.0	100.0	—	2.5	2.5	1.0	2.2	2.2	(0.7)
Europe	9.0	97.2%	97.2%	—%	35.8	34.6	3.5%	32.5	31.6	2.9%

Total	12.7	96.7%	96.8%	(0.1)%	$45.9	$44.0	4.6%	$40.6	$38.9	4.4%
Note: Percentage changes are based on whole numbers while revenues and net operating income are shown in millions.
(1) As defined in "Common definitions" section of the earnings release.
(2) Please see the appendix for a reconciliation of same property revenues and NOI to its closest GAAP measure.
(3) Including the effects of straight-lining of rents during the period, Pacific Northwest Same Property portfolio experienced revenue and NOI growth of 0.0% and 2.3%, respectively.
(4) Including the effects of straight-lining of rents during the period, Southern California Same Property portfolio experienced revenue and NOI growth of 5.8% and 6.3%, respectively.
(5) Including the effects of straight-lining of rents during the period, United Kingdom Same Property portfolio experienced revenue decline of (2.5)% and NOI growth of (4.2)%, respectively.
(6) Including the effects of straight-lining of rents during the period, Ireland Same Property portfolio experienced revenue and NOI growth of 1.4% and 2.0%, respectively.

Kennedy-Wilson Holdings, Inc.
Commercial Same Property Analysis (continued)
(Unaudited)
(Dollars and Square Feet in millions)

Year Ended December 31,	Same Property Square Feet	Average % Occupancy			Total Revenues			Net Operating Income
2019 vs. 2018	2019	2019	2018	% Change	2019	2018	% Change	2019	2018	% Change

Region:
Pacific Northwest(3)	0.7	99.6%	99.8%	(0.2)%	$16.6	$12.7	30.5%	$14.3	$10.4	37.8%
Southern California(4)	0.8	94.7	93.0	1.8	15.2	13.9	9.3	10.6	9.5	11.4
Mountain States	0.9	94.1	93.4	0.7	6.2	6.2	1.2	5.4	5.4	1.2
Western US	2.4	96.5%	96.0%	0.6%	38.0	32.8	16.0%	30.3	25.3	20.1%
United Kingdom(5)	6.4	96.7	97.2	(0.5)	82.0	83.9	(2.2)	74.5	76.3	(2.4)
Ireland(6)	1.3	97.5	97.8	(0.3)	40.2	38.2	5.2	38.3	36.4	5.2
Spain	0.4	92.6	86.6	6.9	7.3	6.5	12.1	5.5	4.9	11.0
Italy	0.7	100.0	100.0	—	9.9	9.8	1.0	8.9	8.9	(0.4)
Europe	8.8	96.9%	97.0%	—%	$139.4	$138.4	0.7%	$127.2	$126.5	0.5%

Total	11.2	96.9%	96.8%	0.1%	$177.4	$171.2	3.6%	$157.5	$151.8	3.7%
Note: Percentage changes are based on whole numbers while revenues and net operating income are shown in millions.
(1) As defined in "Common definitions" section of the earnings release.
(2) Please see the appendix for a reconciliation of same property revenues and NOI to its closest GAAP measure.
(3) Including the effects of straight-lining of rents during the period, Pacific Northwest Same Property portfolio experienced revenue and NOI growth of 0.4% and 0.8%, respectively.
(4) Including the effects of straight-lining of rents during the period, Southern California Same Property portfolio experienced revenue and NOI growth of 5.6% and 6.0%, respectively.
(5) Including the effects of straight-lining of rents during the period, United Kingdom Same Property portfolio experienced revenue and NOI decline of (2.1)% and (2.3)%, respectively.
(6) Including the effects of straight-lining of rents during the period, Ireland Same Property portfolio experienced revenue and NOI growth of 0.5% and 0.3%, respectively.

Kennedy-Wilson Holdings, Inc.
Investment Transactions
(Unaudited, dollars in millions)
Listed below is additional detailed information about the real estate acquisitions and dispositions completed during the three months and year ended December 31, 2019 by Kennedy Wilson and its equity partners:

	100%		Kennedy Wilson's Share
Acquisitions	Aggregate Purchase Price	Cap Rate(1)	Pro-Rata Purchase Price	Cap Rate(2)(4)	Est. Forward Yield on Cost	KW Ownership(3)
Three Months Ended December 31, 2019
Western US	$740.4	5.6%	$320.4	5.7%	6.2%	43.3%
Europe	205.9	6.8%	102.3	6.8%	7.9%	49.7%
Total	$946.3	5.8%	$422.7	5.9%	6.5%	44.7%

Year Ended December 31, 2019
Western US	$1,572.1	5.9%	$452.1	5.8%	6.3%	28.8%
Europe	345.4	6.5%	172.5	6.4%	7.0%	49.9%
Total	$1,917.5	6.0%	$624.6	5.9%	6.5%	32.6%

	100%		Kennedy Wilson's Share
Dispositions	Aggregate Sale Price	Cap Rate(1)	Pro-Rata Sale Price	Cap Rate(2)	KW Ownership(3)
Three Months Ended December 31, 2019
Western US	$132.1	4.3%	$25.7	4.2%	19.4%
Europe	378.4	5.9%	378.4	5.9%	100.0%
Total	$510.5	5.5%	$404.1	5.8%	79.1%

Year Ended December 31, 2019
Western US	$970.8	5.4%	$327.9	5.7%	33.8%
Europe	412.8	5.9%	412.2	5.9%	99.8%
Total	$1,383.6	5.5%	$740.1	5.8%	53.5%
Note: The table above excludes three partial retail sales in the Western U.S. for $6.4 million, of which Kennedy Wilson's share was $4.6 million.
(1) For acquisitions and dispositions, the Cap Rate includes only income-producing properties. For the three months ended December 31, 2019, there were $50.0 million of acquisitions and $3.5 million of dispositions of non-income producing assets. For the year ended December 31, 2019, there were $348.3 million of acquisitions and $41.9 million of dispositions of non-income producing assets. Please see "common definitions" for a definition of Cap Rate and a description of its limitations.
(2) For acquisitions and dispositions, the Cap Rate includes only income-producing properties at Kennedy Wilson's share. For the three months ended December 31, 2019, there were $3.0 million of acquisitions and $1.9 million of dispositions of non-income producing assets. For the year ended December 31, 2019, there were $87.7 million of acquisitions and $18.8 million of dispositions of non-income producing assets. Please see "common definitions" for a definition of Cap Rate and a description of its limitations.
(3) Kennedy Wilson's ownership is shown on a weighted-average basis based upon the aggregate purchase/sale price of each investment and Kennedy Wilson's ownership in each investment at the time of acquisition/disposition.
(4) Includes the stabilized NOI of both the office and residential components of Capital Dock. The residential component of Capital Dock was unstabilized as of December 31, 2019.

Kennedy-Wilson Holdings, Inc.
Segment Detail
(Unaudited)
(Dollars in millions)

	Three Months Ended December 31, 2019
	Investments	Services				Corporate	Consolidated
		Inv. Mgmt	Prop. Serv	Research	Subtotal		Total
Revenue
Rental	$111.3	$—	$—	$—	$—	$—	$111.3
Hotel	17.6	—	—	—	—	—	17.6
Investment management, property services and research fees	—	9.8	3.6	—	13.4	—	13.4
Total revenue	128.9	9.8	3.6	—	13.4	—	142.3
Expenses
Rental	39.6	—	—	—	—	—	39.6
Hotel	12.5	—	—	—	—	—	12.5
Commission and marketing	—	—	0.9	—	0.9	—	0.9
Compensation and related	22.9	3.7	2.1	—	5.8	15.2	43.9
General and administrative	8.3	1.3	0.6	—	1.9	2.0	12.2
Depreciation and amortization	45.9	—	—	—	—	—	45.9
Total expenses	129.2	5.0	3.6	—	8.6	17.2	155.0
Income from unconsolidated investments, net of depreciation and amortization	36.9	11.2	—	—	11.2	—	48.1
Gain on sale of real estate, net	182.0	—	—	—	—	—	182.0
Acquisition-related expenses	(0.9)	—	—	—	—	—	(0.9)
Interest expense	(36.1)	—	—	—	—	(16.2)	(52.3)
Other income (expense)	1.0	—	—	—	—	—	1.0
Income (loss) before (provision for) benefit from income taxes	182.6	16.0	—	—	16.0	(33.4)	165.2
(Provision for) benefit from income taxes	(8.7)	—	—	—	—	2.4	(6.3)
Net income (loss)	173.9	16.0	—	—	16.0	(31.0)	158.9
Net income attributable to noncontrolling interests	1.6	—	—	—	—	—	1.6
Preferred dividends and accretion of preferred stock issuance costs	—	—	—	—	—	(2.6)	(2.6)
Net income (loss) attributable to Kennedy-Wilson Holdings, Inc. common shareholders	$175.5	$16.0	$—	$—	$16.0	$(33.6)	$157.9

Add back (less) (Kennedy Wilson's Share):
Interest expense	$43.3	$—	$—	$—	$—	$16.2	$59.5
Depreciation and amortization	45.5	—	—	—	—	—	45.5
Provision for (benefit from) income taxes	8.7	—	—	—	—	(2.4)	6.3
Share-based compensation	—	—	—	—	—	6.3	6.3
Preferred dividends and accretion of preferred stock issuance costs	—	—	—	—	—	2.6	2.6
Fees eliminated in consolidation	—	—	—	—	—	—	—
Adjusted EBITDA	$273.0	$16.0	$—	$—	$16.0	$(10.9)	$278.1

Kennedy-Wilson Holdings, Inc.
Segment Detail (continued)
(Unaudited)
(Dollars in millions)

	Year Ended December 31, 2019
	Investments	Services				Corporate	Consolidated
		Inv. Mgmt	Prop. Serv	Research	Subtotal		Total
Revenue
Rental	$447.4	$—	$—	$—	$—	$—	$447.4
Hotel	80.5	—	—	—	—	—	80.5
Sale of real estate	1.1	—	—	—	—	—	1.1
Investment management, property services and research fees	—	24.9	15.8	—	40.7	—	40.7
Total revenue	529.0	24.9	15.8	—	40.7	—	569.7
Expenses
Rental	152.9	—	—	—	—	—	152.9
Hotel	60.1	—	—	—	—	—	60.1
Cost of real estate sold	1.2	—	—	—	—	—	1.2
Commission and marketing	—	—	3.8	—	3.8	—	3.8
Compensation and related	72.2	14.3	8.6	—	22.9	56.7	151.8
General and administrative	27.6	4.9	2.9	—	7.8	7.0	42.4
Depreciation and amortization	187.6	—	—	—	—	—	187.6
Total expenses	501.6	19.2	15.3	—	34.5	63.7	599.8
Income from unconsolidated investments, net of depreciation and amortization	143.4	36.3	—	—	36.3	—	179.7
Gain on sale of real estate, net	434.4	—	—	—	—	—	434.4
Acquisition-related expenses	(6.8)	—	—	—	—	—	(6.8)
Interest expense	(145.6)	—	—	—	—	(69.5)	(215.1)
Other income	2.8	—	—	—	—	(2.4)	0.4
Income (loss) before provision for income taxes	455.6	42.0	0.5	—	42.5	(135.6)	362.5
Provision for income taxes	(14.5)	—	—	—	—	(26.9)	(41.4)
Net income (loss)	441.1	42.0	0.5	—	42.5	(162.5)	321.1
Net income attributable to noncontrolling interests	(94.4)	—	—	—	—	—	(94.4)
Preferred dividends and accretion of preferred stock issuance costs	—	—	—	—	—	(2.6)	(2.6)
Net income (loss) attributable to Kennedy-Wilson Holdings, Inc. common shareholders	$346.7	$42.0	$0.5	$—	$42.5	$(165.1)	$224.1

Add back (less) (Kennedy Wilson's Share):
Interest expense	$172.1	$—	$—	$—	$—	$69.5	$241.6
Depreciation and amortization	188.2	—	—	—	—	—	188.2
Provision for income taxes	14.5	—	—	—	—	26.9	41.4
Share-based compensation	—	—	—	—	—	30.2	30.2
Preferred dividends and accretion of preferred stock issuance costs	—	—	—	—	—	2.6	2.6
Fees eliminated in consolidation	(18.1)	17.3	0.8	—	18.1	—	—
Adjusted EBITDA	$703.4	$59.3	$1.3	$—	$60.6	$(35.9)	$728.1

Kennedy-Wilson Holdings, Inc.
Segment Detail (continued)
(Unaudited)
(Dollars in millions)

	Three Months Ended December 31, 2018
	Investments	Services				Corporate	Consolidated
		Inv. Mgmt	Prop. Serv	Research	Subtotal		Total
Revenue
Rental	$122.0	$—	$—	$—	$—	$—	$122.0
Hotel	38.1	—	—	—	—	—	38.1
Sale of real estate	8.1	—	—	—	—	—	8.1
Investment management, property services and research fees	—	4.3	3.3	2.9	10.5	—	10.5
Total revenue	168.2	4.3	3.3	2.9	10.5	—	178.7
Expenses
Rental	41.3	—	—	—	—	—	41.3
Hotel	30.7	—	—	—	—	—	30.7
Cost of real estate sold	6.9	—	—	—	—	—	6.9
Commission and marketing	—	—	0.9	0.4	1.3	—	1.3
Compensation and related	21.3	2.9	2.5	2.0	7.4	17.3	46.0
General and administrative	9.0	1.1	0.8	0.9	2.8	2.4	14.2
Depreciation and amortization	47.3	—	—	0.1	0.1	—	47.4
Total expenses	156.5	4.0	4.2	3.4	11.6	19.7	187.8
Income from unconsolidated investments, net of depreciation and amortization	15.2	2.6	—	—	2.6	—	17.8
Gain on sale of real estate, net	67.6	—	—	—	—	—	67.6
Gain on sale of business	—	—	—	40.4	40.4	—	40.4
Acquisition-related expenses	(1.1)	—	—	—	—	—	(1.1)
Interest expense	(37.6)	—	—	—	—	(19.3)	(56.9)
Other (expense) income	0.3	—	—	—	—	(1.8)	(1.5)
Income (loss) before (provision for) benefit from income taxes	56.1	2.9	(0.9)	39.9	41.9	(40.8)	57.2
(Provision for) benefit from income taxes	(3.4)	—	—	—	—	(20.9)	(24.3)
Net income (loss)	52.7	2.9	(0.9)	39.9	41.9	(61.7)	32.9
Net income attributable to noncontrolling interests	(2.2)	—	—	—	—	—	(2.2)
Net income (loss) attributable to Kennedy-Wilson Holdings, Inc. common shareholders	$50.5	$2.9	$(0.9)	$39.9	$41.9	$(61.7)	$30.7

Add back (less) (Kennedy Wilson's Share):
Interest expense	$44.0	$—	$—	$—	$—	$19.3	$63.3
Depreciation and amortization	48.8	—	—	0.1	0.1	—	48.9
Benefit from income taxes	4.7	—	—	—	—	20.9	25.6
Share-based compensation	—	—	—	—	—	9.2	9.2
Fees eliminated in consolidation	(0.9)	0.6	0.3	—	0.9	—	—
Adjusted EBITDA	$147.1	$3.5	$(0.6)	$40.0	$42.9	$(12.3)	$177.7

Kennedy-Wilson Holdings, Inc.
Segment Detail (continued)
(Unaudited)
(Dollars in millions)

	Year Ended December 31, 2018
	Investments	Services				Corporate	Consolidated
		Inv. Mgmt	Prop. Serv	Research	Subtotal		Total
Revenue
Rental	$514.6	$—	$—	$—	$—	$—	$514.6
Hotel	155.7	—	—	—	—	—	155.7
Sale of real estate	56.8	—	—	—	—	—	56.8
Investment management, property services and research fees	—	15.4	14.7	15.2	45.3	—	45.3
Total revenue	727.1	15.4	14.7	15.2	45.3	—	772.4
Expenses
Rental	160.8	—	—	—	—	—	160.8
Hotel	121.5	—	—	—	—	—	121.5
Cost of real estate sold	52.5	—	—	—	—	—	52.5
Commission and marketing	—	—	3.6	2.3	5.9	—	5.9
Compensation and related	73.5	13.4	9.6	10.5	33.5	61.8	168.8
General and administrative	31.6	4.7	3.2	4.2	12.1	7.1	50.8
Depreciation and amortization	205.8	—	—	0.3	0.3	—	206.1
Total expenses	645.7	18.1	16.4	17.3	51.8	68.9	766.4
Income from unconsolidated investments, net of depreciation and amortization	51.3	27.4	—	—	27.4	—	78.7
Gain on sale of real estate, net	371.8	—	—	—	—	—	371.8
Gain on sale of business	—	—	—	40.4	40.4	—	40.4
Acquisition-related expenses	(1.7)	—	—	—	—	—	(1.7)
Interest expense	(161.0)	—	—	—	—	(77.2)	(238.2)
Other (expense) income	1.8	—	—	—	—	11.3	13.1
Income (loss) before (provision for) benefit from income taxes	343.6	24.7	(1.7)	38.3	61.3	(134.8)	270.1
(Provision for) benefit from income taxes	(14.0)	—	—	—	—	(44.0)	(58.0)
Net income (loss)	329.6	24.7	(1.7)	38.3	61.3	(178.8)	212.1
Net income attributable to noncontrolling interests	(62.1)	—	—	—	—	—	(62.1)
Net income (loss) attributable to Kennedy-Wilson Holdings, Inc. common shareholders	$267.5	$24.7	$(1.7)	$38.3	$61.3	$(178.8)	$150.0

Add back (less) (Kennedy Wilson's Share):
Interest expense	$179.2	$—	$—	$—	$—	$77.2	$256.4
Depreciation and amortization	209.6	—	—	0.3	0.3	—	209.9
(Benefit from) provision for income taxes	15.3	—	—	—	—	44.0	59.3
Share-based compensation	—	—	—	—	—	37.1	37.1
Fees eliminated in consolidation	(13.6)	12.5	1.1	—	13.6	—	—
Adjusted EBITDA	$658.0	$37.2	$(0.6)	$38.6	$75.2	$(20.5)	$712.7

NON-GAAP PRO RATA FINANCIAL INFORMATION

The following non-GAAP Pro-rata information is not intended to be a presentation in accordance with GAAP. The Pro-rata financial information reflects our proportionate economic ownership of each asset in our portfolio that we do not wholly own. The amounts in the column labeled “KW Share of Unconsolidated Investments” were derived on a property-by-property basis by applying to each financial statement line item the ownership percentage interest used to arrive at our share of net income or loss during the period when applying the equity method of accounting to each of our unconsolidated joint ventures. A similar calculation was performed for the amounts in the column labeled “Noncontrolling Interests,” which represents the share of consolidated assets attributable to noncontrolling interests.

We do not control the unconsolidated investments and the presentations of the assets and liabilities and revenues and expenses do not represent our legal claim to such items. The operating agreements of the unconsolidated investments generally provide that partners may receive cash distributions (1) to the extent there is available cash from operations, (2) upon a capital event, such as a refinancing or sale or (3) upon liquidation of the venture. The amount of cash each partner receives is based upon specific provisions of each operating agreement and varies depending on factors including the amount of capital contributed by each partner and whether any contributions are entitled to priority distributions. Upon liquidation of the unconsolidated investments and after all liabilities, priority distributions and initial equity contributions have been repaid, the partners generally would be entitled to any residual cash remaining based on their respective legal ownership percentages. We provide this information because we believe it assists investors and analysts in estimating our economic interest in our unconsolidated investments when read in conjunction with the Company’s reported results under GAAP.

The presentation of Pro-rata financial information has limitations as an analytical tool. Some of these limitations include:

• The amounts shown on the individual line items were derived by applying our overall economic ownership interest percentage determined when applying the equity method of accounting and do not necessarily represent our legal claim to the assets and liabilities, or the revenues and expenses; and

• Other companies in our industry may calculate their pro rata interest differently than we do, which limits the usefulness of the amount in our pro rata financial statements as a comparative measure.

Because of these limitations, the pro rata financial information should not be considered in isolation or as a substitute for our financial statements as reported under U.S. GAAP. We compensate for these limitations by relying primarily on our U.S. GAAP results and using the Pro-rata financial information only supplementally.

Kennedy-Wilson Holdings, Inc.
Non-GAAP Pro-rata Financial Information(1)
(Unaudited, Dollars in millions)

	December 31, 2019		December 31, 2018
	Non-GAAP	Non-GAAP	Non-GAAP	Non-GAAP
	Noncontrolling Interests (2)	KW Share of Unconsolidated Investments (3)	Noncontrolling Interests (2)	KW Share of Unconsolidated Investments (3)
Assets
Cash and cash equivalents	$(17.3)	$60.7	$(24.9)	$33.0
Accounts receivable	(1.3)	4.0	(2.4)	1.8
Real estate and acquired in place lease values, net of accumulated depreciation and amortization(1)	(189.7)	2,461.5	(391.2)	1,582.6
Unconsolidated investments	—	(1,334.6)	—	(859.9)
Other assets	(7.7)	231.5	(11.8)	122.6
Total assets	$(216.0)	$1,423.1	$(430.3)	$880.1

Liabilities
Accounts payable	$(1.9)	$—	$(2.7)	$—
Accrued expenses and other liabilities	(28.9)	85.6	(43.5)	30.1
Mortgage debt	(144.7)	1,337.5	(199.6)	852.3
KW unsecured debt	—	—	—	—
KWE unsecured bonds	—	—	—	—
Total liabilities	(175.5)	1,423.1	(245.8)	882.4
Equity
Total Kennedy-Wilson Holdings, Inc. shareholders’ equity	—	—	—	—
Noncontrolling interests	(40.5)	—	(184.5)	—
Total equity	(40.5)	—	(184.5)	—
Total liabilities and equity	$(216.0)	$1,423.1	$(430.3)	$882.4

(1) Includes Kennedy Wilson's total share of accumulated depreciation and amortization of $24.3 million and $61.3 million relating to noncontrolling interests and unconsolidated investments, respectively as of December 31, 2019, and $32.9 million and $79.4 million relating to noncontrolling interests and unconsolidated investments, respectively as of December 31, 2018.
(2) Represents the portion of equity ownership in a consolidated subsidiary not attributable to Kennedy Wilson.
(3) Represents Kennedy Wilson's pro-rata share of unconsolidated joint-ventures.

Kennedy-Wilson Holdings, Inc.
Non-GAAP Pro-rata Financial Information
(Unaudited, Dollars in millions)

	4Q - 2019		4Q - 2018
	Non-GAAP	Non-GAAP	Non-GAAP	Non-GAAP
	Noncontrolling Interests(1)	KW Share of Unconsolidated Investments(2)	Noncontrolling Interests(1)	KW Share of Unconsolidated Investments(2)
Revenue
Rental	$(4.9)	$32.2	$(5.5)	$23.8
Hotel	—	—	(5.6)	—
Sale of real estate	—	5.9	(4.7)	8.3
Investment management, property services and research fees	—	11.2	0.8	2.7
Total revenue	(4.9)	49.3	(15.0)	34.8
Expenses
Rental	(3.2)	10.2	(2.5)	11.2
Hotel	—	—	(4.9)	—
Cost of real estate sold	—	4.6	(4.0)	8.3
Commission and marketing	—	—	—	—
Compensation and related	—	—	—	—
General and administrative	(0.3)	—	—	—
Depreciation and amortization	(2.2)	1.8	(1.8)	3.2
Total expenses	(5.7)	16.6	(13.2)	22.7
Income from unconsolidated investments, net of depreciation and amortization	—	(48.1)	—	(17.8)
Gain on sale of real estate, net	—	—	—	20.6
Gain on sale of business	—	—	—	—
Acquisition-related expenses	—	—	—	—
Interest expense	1.2	(8.1)	1.4	(7.9)
Other income/expense	(0.4)	(3.1)	(0.5)	3.8
Fair Value/Other Adjustments	—	26.6	—	(10.8)
Income before provision for income taxes	1.6	—	(0.9)	—
Provision for income taxes	—	—	(1.3)	—
Net income (loss)	1.6	—	(2.2)	—
Net loss (income) attributable to noncontrolling interests	(1.6)	—	2.2	—
Net income (loss) attributable to Kennedy-Wilson Holdings, Inc. common shareholders	$—	$—	$—	$—
(1) Represents the portion of equity ownership in a consolidated subsidiary not attributable to Kennedy Wilson.
(2) Represents Kennedy Wilson's pro-rata share of unconsolidated joint-ventures.

Kennedy-Wilson Holdings, Inc.
Non-GAAP Pro-rata Financial Information
(Unaudited, Dollars in millions)

	Year ended December 31, 2019		Year ended December 31, 2018
	Non-GAAP	Non-GAAP	Non-GAAP	Non-GAAP
	Noncontrolling Interests(1)	KW Share of Unconsolidated Investments(2)	Noncontrolling Interests(1)	KW Share of Unconsolidated Investments(2)
Revenue
Rental	$(19.1)	$114.7	$(25.3)	$96.4
Hotel	(1.1)	—	(22.5)	—
Sale of real estate	(0.6)	26.7	(30.8)	19.2
Investment management, property services and research fees	17.9	36.2	13.4	27.5
Total revenue	(2.9)	177.6	(65.2)	143.1
Expenses
Rental	(9.6)	36.9	(9.0)	41.1
Hotel	(0.9)	—	(19.1)	—
Cost of real estate sold	(0.7)	23.9	(28.4)	18.6
Commission and marketing	—	—	—	—
Compensation and related	—	—	—	—
General and administrative	(0.6)	—	—	—
Depreciation and amortization	(7.9)	8.2	(9.7)	13.4
Total expenses	(19.7)	69.0	(66.2)	73.1
Income from unconsolidated investments, net of depreciation and amortization	(1.3)	(178.4)	(1.6)	(77.1)
Gain on sale of real estate, net	(116.7)	53.5	(68.4)	23.0
Gain on sale of business	—	—	—	—
Acquisition-related expenses	0.8	—	—	—
Interest expense	5.4	(32.1)	8.0	(26.0)
Other income/expense	0.6	(9.3)	0.2	0.9
Fair Value/Other Adjustments	—	57.7	—	9.2
Income before provision for income taxes	(94.4)	—	(60.8)	—
Provision for income taxes	—	—	(1.3)	—
Net income (loss)	(94.4)	—	(62.1)	—
Net loss (income) attributable to noncontrolling interests	94.4	—	62.1	—
Net income (loss) attributable to Kennedy-Wilson Holdings, Inc. common shareholders	$—	$—	$—	$—
(1) Represents the portion of equity ownership in a consolidated subsidiary not attributable to Kennedy Wilson.
(2) Represents Kennedy Wilson's pro-rata share of unconsolidated joint-ventures.

APPENDIX

Kennedy-Wilson Holdings, Inc.
Reconciliation of Kennedy Wilson's Share Amounts
(Unaudited, Dollars in millions)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2019	2018	2019	2018
Interest expense - investment (Kennedy Wilson's Share)
Interest expense - investment	36.1	37.6	145.6	161.0
Interest expense (attributable to noncontrolling interests)	(1.3)	(1.3)	(5.6)	(7.8)
Kennedy Wilson's share of interest expense included in unconsolidated investments	8.5	7.7	32.1	26.0
Interest expense - investment (Kennedy Wilson's Share)	$43.3	$44.0	$172.1	$179.2

Interest expense - corporate (Kennedy Wilson's Share)
Interest expense - corporate	16.2	19.3	69.5	77.2
Interest expense - corporate (Kennedy Wilson's Share)	$16.2	$19.3	$69.5	$77.2

Depreciation and amortization (Kennedy Wilson's Share)
Depreciation and amortization	45.9	47.4	187.6	206.1
Depreciation and amortization (attributable to noncontrolling interests)	(2.2)	(1.7)	(7.6)	(9.4)
Kennedy Wilson's share of depreciation and amortization included in unconsolidated investments	1.8	3.2	8.2	13.2
Depreciation and amortization (Kennedy Wilson's Share)	$45.5	$48.9	$188.2	$209.9

Provision for (benefit from) income taxes (Kennedy Wilson's Share)
(Benefit from) provision for income taxes	6.3	24.3	41.4	58.0
(Benefit from) provision for income taxes (attributable to noncontrolling interests)	—	1.3	—	1.3
Provision for (benefit from) income taxes (Kennedy Wilson's Share)	$6.3	$25.6	$41.4	$59.3

Kennedy-Wilson Holdings, Inc
Same Property Reconciliation
(Unaudited, Dollars in millions)

	4Q - 2019		4Q - 2018
	Same Property		Same Property
	Revenue	NOI	Revenue	NOI
Net Income	$158.9	$158.9	$32.9	$32.9
Less: (Provision for) benefit from income taxes	6.3	6.3	24.3	24.3
Less: Income from unconsolidated investments	(48.1)	(48.1)	(17.8)	(17.8)
Less: Gain on sale of real estate, net	(182.0)	(182.0)	(67.6)	(67.6)
Less: Gain on sale of business	—	—	(40.4)	(40.4)
Add: Acquisition-related expenses	0.9	0.9	1.1	1.1
Add: Interest expense	52.3	52.3	56.9	56.9
Less: Other (loss) income	(1.0)	(1.0)	1.5	1.5
Less: Sale of real estate	—	—	(8.1)	(8.1)
Less: Investment management, property services and research fees	(13.4)	(13.4)	(10.5)	(10.5)
Add: Rental expenses	39.6	—	41.3	—
Add: Hotel expenses	12.5	—	30.7	—
Add: Cost of real estate sold	—	—	6.9	6.9
Add: Commission and marketing	0.9	0.9	1.3	1.3
Add: Compensation and related	43.9	43.9	46.0	46.0
Add: General and administrative	12.2	12.2	14.2	14.2
Add: Depreciation and amortization	45.9	45.9	47.4	47.4
Less: NCI adjustments (1)	(4.1)	(1.2)	(9.0)	(2.6)
Add: Unconsolidated investment adjustments (2)	24.7	18.1	20.6	14.5
Add: Straight-line and above/below market rents	(0.6)	(0.6)	(2.9)	(2.9)
Less: Reimbursement of recoverable operating expenses	(5.6)	—	(7.7)	—
Less: Properties bought and sold (3)	(9.2)	(2.9)	(36.3)	(14.6)
Less: Other properties excluded (4)	(6.7)	(2.9)	(7.8)	(1.5)
Other Reconciling Items (5)	(3.1)	1.2	2.3	3.6
Same Property	$124.3	$88.5	$119.3	$84.6

	4Q - 2019		4Q - 2018
	Same Property		Same Property
Same Property (Reported)	Revenue	NOI	Revenue	NOI
Commercial - Same Property	$45.9	$40.6	$44.0	$38.9
Multifamily Market Rate Portfolio - Same Property	57.5	38.3	54.6	36.2
Multifamily Affordable Portfolio - Same Property	6.9	4.7	6.7	4.5
Hotel - Same Property	14.0	4.9	14.0	5.0
Same Property	$124.3	$88.5	$119.3	$84.6
(1) Represents rental revenue and rental expenses and hotel revenue and hotel expenses attributable to non-controlling interests.
(2) Represents the Company’s share of unconsolidated investment rental revenues and rental expenses, as applicable, which are within the applicable same property population.
(3) Represents properties excluded from the same property population that were purchased or sold during the applicable period.
(4) Represents properties excluded from the same property population that were not during the applicable period.
(5) Represents other properties excluded from the same property population that were not classified as either a commercial or multifamily property within the Company’s portfolio. Also includes immaterial adjustments for foreign exchange rates, changes in ownership percentages, and certain non-recurring income and expenses.

Kennedy-Wilson Holdings, Inc
Same Property Reconciliation (continued)
(Unaudited, Dollars in millions)

	Year Ended December 31, 2019		Year Ended December 31, 2018
	Same Property		Same Property
	Revenue	NOI	Revenue	NOI
Net Income	$321.1	$321.1	$212.1	$212.1
Less: (Provision for) benefit from income taxes	41.4	41.4	58.0	58.0
Less: Income from unconsolidated investments	(179.7)	(179.7)	(78.7)	(78.7)
Less: Gain on sale of real estate, net	(434.4)	(434.4)	(371.8)	(371.8)
Less: Gain on sale of business	—	—	(40.4)	(40.4)
Add: Acquisition-related expenses	6.8	6.8	1.7	1.7
Add: Interest expense	215.1	215.1	238.2	238.2
Less: Other (loss) income	(0.4)	(0.4)	(13.1)	(13.1)
Less: Sale of real estate	(1.1)	(1.1)	(56.8)	(56.8)
Less: Investment management, property services and research fees	(40.7)	(40.7)	(45.3)	(45.3)
Add: Rental expenses	152.9	—	160.8	—
Add: Hotel expenses	60.1	—	121.5	—
Add: Cost of real estate sold	1.2	1.2	52.5	52.5
Add: Commission and marketing	3.8	3.8	5.9	5.9
Add: Compensation and related	151.8	151.8	168.8	168.8
Add: General and administrative	42.4	42.4	50.8	50.8
Add: Depreciation and amortization	187.6	187.6	206.1	206.1
Less: NCI adjustments (1)	(14.7)	(6.4)	(41.7)	(17.1)
Add: Unconsolidated investment adjustments (2)	84.4	60.9	81.8	58.7
Add: Straight-line and above/below market rents	(4.6)	(4.6)	(14.6)	(14.6)
Less: Reimbursement of recoverable operating expenses	(27.2)	—	(30.5)	—
Less: Properties bought and sold (3)	(77.9)	(30.5)	(163.9)	(70.2)
Less: Other properties excluded (4)	(32.5)	(10.5)	(49.1)	(26.5)
Other Reconciling Items (5)	3.8	6.6	(8.7)	(1.1)
Same Property	$459.2	$330.4	$443.6	$317.2

	Year Ended December 31, 2019		Year Ended December 31, 2018
	Same Property		Same Property
Same Property (Reported)	Revenue	NOI	Revenue	NOI
Commercial - Same Property	$177.4	$157.5	$171.2	$151.8
Multifamily Market Rate Portfolio - Same Property	208.6	139.4	198.1	130.7
Multifamily Affordable Portfolio - Same Property	26.0	17.7	24.9	16.9
Hotel - Same Property	47.2	15.8	49.4	17.8
Same Property	$459.2	$330.4	$443.6	$317.2
(1) Represents rental revenue and rental expenses and hotel revenue and hotel expenses attributable to non-controlling interests.
(2) Represents the Company’s share of unconsolidated investment rental revenues and rental expenses, as applicable, which are within the applicable same property population.
(3) Represents properties excluded from the same property population that were purchased or sold during the applicable period.
(4) Represents properties excluded from the same property population that were not during the applicable period.
(5) Represents other properties excluded from the same property population that were not classified as either a commercial or multifamily property within the Company’s portfolio. Also includes immaterial adjustments for foreign exchange rates, changes in ownership percentages, and certain non-recurring income and expenses.

Kennedy-Wilson Holdings, Inc
Total Debt Exposure
(Unaudited, Dollars in millions)
Kennedy Wilson has exposure to fixed and floating rate debt through its corporate debt along with debt encumbering its consolidated properties and its joint venture investments. The table below details Kennedy Wilson's total consolidated and unconsolidated debt by interest rate type.

(Dollars in millions)	Fixed Rate Debt	Floating with Interest Rate Caps	Floating without Interest Rate Caps	Total Debt
Secured Investment Level Debt (1)	$3,746.1	$1,576.8	$1,277.2	$6,600.1
Kennedy Wilson Europe Unsecured Bonds	1,280.7	—	—	1,280.7
KW Unsecured Debt	1,150.0	—	—	1,150.0
Total	$6,176.8	$1,576.8	$1,277.2	$9,030.8
% of Total Debt	68%	17%	15%	100%
(1) Represents $2,651.3 million of consolidated investment debt and $3,948.8 million of unconsolidated investment level debt. Approximately 99% of such investment level debt is non-recourse to the Company.

Kennedy-Wilson Holdings, Inc.
Reconciliation of Adjusted Fees
(Unaudited)
(Dollars in millions)

Adjusted Fees
	4Q		Full Year
	2019	2018	2019	2018
Investment management, property services and research fees	$13.4	$10.5	$40.7	$45.3
Non-GAAP adjustments:
Add back:
Fees eliminated in consolidation(1)	—	0.9	18.1	13.6
Performance fees included in unconsolidated investments	11.3	2.7	36.3	27.4
Adjusted Fees	$24.7	$14.1	$95.1	$86.3
(1) Represents fees recognized in net (income) loss attributable to noncontrolling interests relating to portion of fees paid by noncontrolling interest holders.

Kennedy-Wilson Holdings, Inc.
Investment Account - 2019
(Unaudited)
(Dollars in millions)

December 31, 2019
Real estate and acquired in-place lease values, gross of accumulated depreciation and amortization of $703.2	$5,783.4
Investment debt	(3,915.2)
Cash held by consolidated investments	338.8
Unconsolidated investments, gross of accumulated depreciation and amortization of $65.5(1)(2)	1,330.4
Net hedge liability	(34.7)
Other	13.3
Consolidated investment account	3,516.0
Less:
Noncontrolling interest on investments, gross of accumulated depreciation and amortization of $24.3	(64.8)
Investment account	$3,451.2
(1) Excludes $54.7 million relating to accrued performance fees relating to carried interests in unconsolidated investments.
(2) Excludes $15.0 million related to our investment in a real estate service and research company.

Investment Account Detail at December 31, 2019	Multifamily	Commercial	Residential and Other	Hotel	Total
Western U.S.	$935.9	$514.5	$280.6	$74.3	$1,805.3
United Kingdom	110.6	1,225.9	4.3	—	1,340.8
Ireland	378.1	550.5	26.8	100.0	1,055.4
Italy	—	141.3	—	—	141.3
Spain	—	69.6	—	—	69.6
Non-real estate investments					17.0
Cash and net hedge liability					296.0
KWE unsecured debt					(1,274.2)
Total	$1,424.6	$2,501.8	$311.7	$174.3	$3,451.2